UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Reliant Bancorp, Inc.

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RELIANT BANCORP, INC.

1736 Carothers Parkway, Suite 100

Brentwood, Tennessee 37027

April 10, 2018

Dear fellow shareholder:

You are cordially invited to attend the annual meeting of shareholders of Reliant Bancorp, Inc. (the “Company”). This letter serves as your official notice that we will hold the annual meeting on Thursday, May 17, 2018, at 5:00 p.m., local time, at the Tennessee Bankers Association, located at 211 Athens Way, Nashville, Tennessee 37228, to take action the following:

●	Election of Directors: Elect five nominees to serve as Class I directors, and two nominees to serve as Class II directors.

●

Ratification of the Selection of our Registered Public Accounting Firm: Vote on the ratification of the Audit Committee’s selection of Maggart & Associates, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

●

Articles of Amendment to the Charter. Vote on an amendment to our charter to declassify our board of directors and to provide for a majority voting standard in the election of directors in uncontested elections.

●	Employee Stock Purchase Plan. To vote upon a proposal to approve the Reliant Bancorp, Inc. 2018 Employee Stock Purchase Plan.

If you were a shareholder of record of Company common stock as of the close of business on April 9, 2018, you are entitled to receive this notice and vote at the annual meeting, and any adjournments or postponements thereof. This proxy statement and accompanying proxy card are being sent or made available on or about April 10, 2018.

For instructions on voting, please refer to the enclosed proxy card. You may vote by mail, as well as by telephone and on the internet. Your vote is important. Whether or not you expect to attend the annual meeting, it is important that your shares be represented and voted at the annual meeting.

By order of the board of directors,

DeVan D. Ard, Jr. Chairman, President and Chief Executive Officer

RELIANT BANCORP, INC.

1736 Carothers Parkway, Suite 100

Brentwood, Tennessee 37027

April 10, 2018

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 17, 2018

General

Our board of directors is soliciting proxies for the 2018 annual meeting of shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. We encourage you to read it carefully. We are distributing this proxy statement on or about April 10, 2018. In this proxy statement, the terms “we,” “our,” “ours,” “us,” “Reliant Bancorp” and the “Company” refer to Reliant Bancorp, Inc. The terms “Reliant” and “Reliant Bank” refer to our wholly owned subsidiary, Reliant Bank, a Tennessee banking corporation.

About the Annual Meeting

The annual meeting of shareholders of Reliant Bancorp will be held on Thursday, May 17, 2018, at 5:00 p.m., local time, at the Tennessee Bankers Association, located at 211 Athens Way, Nashville, Tennessee 37228.

Proposals at the Annual Meeting

You are being asked to vote on the following proposals:

1.	A proposal to elect five nominees to serve as Class I directors, and two nominees to serve as Class II directors;

2.	A proposal to ratify the Audit Committee’s selection of Maggart & Associates, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.

A proposal to approve an amendment to our charter to declassify our board of directors and to provide for a majority voting standard in the election of directors in uncontested elections (which we refer to as the “charter amendment proposal”); and

4.	A proposal to approve the Reliant Bancorp, Inc. 2018 Employee Stock Purchase Plan (which we refer to as the “employee stock purchase plan proposal”).

Voting Information

The board set April 9, 2018 as the record date for the annual meeting. Shareholders owning shares of our common stock at the close of business on that date are entitled to attend and vote at the annual meeting, with each share entitled to one vote. There were approximately 11,479,587 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock entitled to vote at the annual meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and your broker or nominee, who is considered the shareholder of record with respect to those shares, is forwarding these materials to you. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the annual meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker, bank, or other nominee has enclosed or provided a voting instruction card for you to use to direct your broker, bank, or other nominee how to vote these shares.

If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purpose of establishing a quorum. Therefore, valid proxies which are marked “Abstain” or as to which no vote is marked, including broker non-votes (which are described below), will be included in determining the number of votes present or represented at the annual meeting.

When you sign the proxy card you appoint DeVan D. Ard, Jr. and J. Dan Dellinger as your representatives at the annual meeting. Messrs. Ard and Dellinger will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Messrs. Ard and Dellinger will vote your proxy for the election to the board of directors of all nominees listed below under “Election of Directors”, for the ratification of the appointment of our independent registered public accountants for the year ending December 31, 2018, for the charter amendment proposal, and for the employee stock purchase plan proposal. We are not aware of any other matters to be considered at the annual meeting. However, if any other matters come before the annual meeting, Messrs. Ard and Dellinger will vote your proxy on such matters in accordance with their judgment.

Broker non-votes

A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. The ratification of auditors is a routine matter. The election of directors, the charter amendment proposal, and the employee stock purchase plan proposal are not routine matters.

Voting and quorum requirements at the annual meeting

In order to have a meeting, it is necessary that a quorum be present. A quorum will be present if a majority of the shares of common stock are represented at the annual meeting in person or by proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

ANNUAL MEETING BUSINESS
Item Number	Proposal	Vote Required for Approval	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
1	Election of Directors	Plurality*	No effect; not treated as a vote cast, except for quorum purposes	No	No Effect
2	Ratification of Independent Registered Public Accounting Firm	Votes cast “For” exceed “Against” votes	No effect; not treated as a vote cast, except for quorum purposes	Yes	Not Applicable
3	Charter Amendment Proposal	Majority of common stock outstanding	Same effect as a vote “AGAINST”	No	No Effect
4	Employee Stock Purchase Plan Proposal	Votes cast “For” exceed “Against” votes	No effect; not treated as a vote cast, except for quorum purposes	No	Not Applicable

* Our Corporate Governance Guidelines require that nominees to the board of directors who receive more votes cast against their election than for their election to tender their resignation to the board following the annual meeting.

As to any other matter that may be properly brought before the annual meeting, your proxy will be voted as our board of directors may recommend. If our board of directors makes no recommendation, your proxy will be voted as the proxy holders named in your proxy card deem advisable. As of the date of this proxy statement, our board of directors does not know of any other matter that is expected to be presented for consideration at the annual meeting.

You may revoke your proxy and change your vote at any time before the polls close at the annual meeting. If you are the record holder of the shares, you may do this by (a) signing and delivering another proxy with a later date, or (b) by voting in person at the annual meeting.

Solicitation of proxies

Solicitations of proxies may be made in person or by mail, telephone, or other means. We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our directors, officers, and employees may assist in soliciting proxies but will not receive additional compensation for doing so.

On request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC (including a list briefly describing the exhibits thereto), to any shareholder. Please contact us at (615) 221-2020, or write to J. Daniel Dellinger, our Chief Financial Officer, at 1736 Carothers Parkway, Suite 100, Brentwood, Tennessee 37027, for any such request.

Recent Mergers

Commerce Union /Legacy Reliant Bank Merger

On April 1, 2015, the Company completed the acquisition of legacy Reliant Bank, a Tennessee banking corporation (“Legacy Reliant Bank”). The Legacy Reliant Bank merger was accounted for as a reverse merger using the acquisition method of accounting, in accordance with the provisions of FASB ASC Topic 805-10 Business Combinations. As such, for accounting purposes, Legacy Reliant Bank was considered to be acquiring Reliant Bancorp in this transaction. As a result, the financial statements of the Company prior to the Legacy Reliant Bank merger are the historical financial statements of Legacy Reliant Bank. In periods following the Legacy Reliant Bank merger, the comparative historical financial statements of the Company are those of Legacy Reliant Bank prior to the merger. These consolidated financial statements include the results attributable to the operations of the Company beginning on April 1, 2015.

Community First, Inc. Merger

On August 22, 2017, Reliant Bancorp entered into an Agreement and Plan of Merger with Community First, Inc. (“Community First”), Pioneer Merger Sub, Inc., a wholly owned subsidiary of Reliant Bancorp, Reliant Bank, and Community First Bank & Trust, a Tennessee-chartered commercial bank and wholly owned subsidiary of Community First (“Community First Bank”). On January 1, 2018, Reliant Bancorp completed the acquisition of Community First and Community First Bank.

ITEM ONE

ELECTION OF DIRECTORS

Nominees and Vote Required to Elect Nominees

The board of directors currently has 14 members divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members’ terms expire at each annual meeting. The current terms of the Class I directors will expire at the 2018 annual meeting of shareholders. The Class I directors will stand for election again at the annual meeting of shareholders in 2021. The terms of the Class II directors will expire at the 2019 annual meeting of shareholders, and the terms of the Class III directors will expire at the 2020 annual meeting of shareholders.

Effective January 1, 2018, in connection with the consummation of the merger between Reliant Bancorp and Community First, our board of directors approved an increase to the size of the board of directors from 11 to 14 members, and the board of directors approve the appointment of three legacy Community First directors, Robert E. (Brown) Daniel, Louis E. Holloway, and Ruskin (Rusty) A. Vest, to fill the resulting vacancies. Mr. Vest was appointed to serve as a Class I director, and Messrs. Daniel and Holloway were appointed to serve as Class II directors. If elected by the shareholders at the annual meeting, Mr. Vest will be elected for a three-year term, serving until the annual meeting of shareholders in 2021. If elected by the shareholders at the annual meeting, Messrs. Daniel and Holloway will be elected for a one-year term, serving until the annual meeting of shareholders in 2019.

If the shareholders approve the proposed charter amendment at the annual meeting, we will begin to phase out the staggered terms for our board of directors. If the charter amendment is adopted, at the annual meeting of shareholders in 2019, Class II directors will be elected to one-year terms, and at the annual meeting of shareholders of 2020, Class III directors will be elected to one-year terms. Beginning with the annual meeting of shareholders in 2021, all directors will be elected for a one-year term.

Our current directors and their classes are:

Name	Board class
Homayoun Aminmadani	Class II Director
DeVan D. Ard, Jr.	Class I Director*
Charles Trimble (Trim) Beasley	Class II Director
John Lewis (Buddy) Bourne	Class III Director
Robert E. (Brown) Daniel	Class II Director*
William Ronald (Ron) DeBerry	Class I Director*
Sharon H. Edwards	Class I Director*
Farzin Ferdowsi	Class I Director*
Darrell S. Freeman, Sr.	Class III Director
James Gilbert Hodges	Class III Director
Louis E. Holloway	Class II Director*
James R. Kelley	Class III Director
Don Richard Sloan	Class II Director
Ruskin (Rusty) A. Vest	Class I Director*

* Standing for election by the shareholders at the annual meeting.

The board of directors recommends that you elect Ms. Edwards and Messrs. Ard, DeBerry, Ferdowsi, and Vest as Class I directors, and Messrs. Daniel and Holloway as Class II directors. If a quorum is present, the directors will be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the highest number of votes will be elected directors. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter. If you submit a proxy but do not specify how you would like it to be voted, Messrs. Ard and Dellinger will vote your proxy to elect the individuals nominated by the board. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Messrs. Ard and Dellinger will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

Information about Directors

The following table shows for each director of Reliant Bancorp as of March 26, 2018: (1) his or her name; (2) his or her age; (3) how long he or she has been a director of Reliant Bancorp or Reliant Bank; (4) his or her position(s) with Reliant Bancorp or Reliant Bank, other than as a director; and (5) his or her principal occupation and business experience for the past five years. Except as otherwise indicated, each director has been engaged in his or her present principal occupation for more than five years.

Name (Age)	Director Since	Positions and Business Experience
Homayoun Aminmadani (72)	2015

Homayoun Aminmadani is a veteran restaurateur with more than 40 years of experience in the YUM! Brands, Inc. as a franchisee of various brands. During these years, Mr. Aminmadani has developed over 150 Pizza Hut restaurants and, through his ownership in various entities, he has owned and operated more than 50 Taco Bell restaurants and other various franchised restaurants. He has been involved in the development of several office buildings, shopping centers, and residential subdivisions. Mr. Aminmadani is a former organizer and executive board member of Premier Bank of Brentwood, which merged with Bancorp South in December 2004. He was a member of the board of trustees for Franklin Road Academy for many years. A native of Iran, Mr. Aminmadani immigrated to the United States in 1964 and earned his Bachelor of Science degree in civil engineering from the University of Kansas.

DeVan D. Ard, Jr. (63)	2015

DeVan Ard, Jr. is the Chairman, President, and Chief Executive Officer of Reliant Bancorp and the President and Chief Executive Officer of Reliant Bank.  He is a 36-year banking veteran. He began his career with AmSouth Bank in 1981 and held various positions through 2004 before leaving to form legacy Reliant Bank. Reliant was started by a group of businessmen and women in 2006 as a full service community bank headquartered in Brentwood, Tennessee. Prior to the merger with Commerce Union Bank, Reliant Bank had grown to over $400 million in assets.

Playing an active role in the business and nonprofit community, Mr. Ard currently serves as Chairman of the board for the We Are Building Lives Foundation, and is a board member and finance committee member for the Middle Tennessee Council of Boy Scouts of America. Mr. Ard is also a member of the Rotary Club of Nashville, a board member and past Chairman of the Adventure Science Center, past president of the PENCIL Foundation, and is a graduate of Leadership Nashville.

Mr. Ard holds a master’s degree in Business Administration from the University of Alabama, Tuscaloosa and earned his Bachelor of Arts degree in business administration and history from Vanderbilt University.

Charles Trimble Beasley (70)	2006

Trim Beasley is currently the president of Center Star, Inc., a research and development firm specializing in thermal reflective material properties. He graduated from Vanderbilt University with a Bachelor of Engineering degree in 1970 and went on to earn a Master of Business Administration degree from the University of Tennessee in 1975. Mr. Beasley began his business career with Everett Beasley, Inc., serving as company president for 17 years before selling his business interest in 1997. Since that time, he has been involved in numerous small business ventures, securities, and real estate investments. Mr. Beasley has served in the past as president of the Robertson County Cancer Society, president of the Robertson County Chamber of Commerce, president of the Springfield Rotary Club, and a member of the inaugural class of Leadership Middle Tennessee. He currently serves on the advisory committee of the Jennings A. Jones College of Business at Middle Tennessee State University. Additionally, Mr. Beasley has previously served on community bank boards, including First National Bank, Springfield. Mr. Beasley is presently a director of Farmers National Bank in Bowling Green, Kentucky. Mr. Beasley is a member of the board’s audit and compensation committees.

John Lewis Bourne (63)	2006

Buddy Bourne is a veteran agricultural professional with over 31 years of experience in the tobacco industry. He graduated from Austin Peay State University with a Bachelor of Science degree in Agriculture. Since retiring from his position at Altria Client Services, his most recent employer, Mr. Bourne has continued to pursue his second career as a farmer, producing dark tobacco as well as grain crops. Over the course of his career, Mr. Bourne has been an active member in a variety of professional and community organizations, including the Middle Regional Advisory Council for the University of Tennessee Institute of Agriculture, the Alpha Gamma Rho fraternity, and the Delta Tau Alpha agricultural honor society. Mr. Bourne brings an extensive knowledge of agribusiness as well as a thorough understanding of local farming conditions to the board of directors of Reliant Bancorp and the board of directors of Reliant Bank. Mr. Bourne is a member of the audit committee and the nominating and corporate governance committee.

Robert E. Daniel (49)	2018

Brown Daniel is founder and president for Compass Capital, LLC, an investment company located in Franklin, Tennessee, a position he has held since 1998. He is also a part owner and officer of several privately held companies in the real estate, finance, and manufacturing industries, including DSS Pro Diesel Partners LLC, Base, Inc., and Partners on the Lane.

Mr. Daniel is an active member in the Williamson County community, serving as the secretary of the Williamson County Medical Center Board of Trustees. He previously served as chairman of the Boys and Girls Clubs of Franklin, and as chairman of the Thompson Station, Tennessee Planning Commission.

Mr. Daniel was appointed to the board of directors of Reliant Bancorp following the merger with Community First, Inc. on January 1, 2018. He is a member of the audit committee of the board of directors.

William Ronald DeBerry (71)	2006

Ron DeBerry is a director and the former chief executive officer of Reliant Bancorp. He received a Bachelor of Business Administration from the University of Mississippi in 1969 and earned a Master of Business of Administration from the University of Tennessee in 1977. After graduating from the University of Mississippi, Mr. DeBerry was commissioned a second lieutenant in the U.S. Army, serving on active duty from 1969 until 1971, including a tour of duty in Vietnam. Mr. DeBerry began his banking career with the former Commerce Union Bank in 1973. He was repeatedly promoted over the following decades, serving in an array of positions with increasing responsibility over strategic banking matters. On August 14, 2006, Mr. DeBerry established the new Commerce Union Bank, which was renamed Reliant Bank in 2015. Since its inception, he has overseen the bank’s expansion into Sumner and Davidson counties. Mr. DeBerry brings 44 years of banking experience and knowledge to the board of directors of Reliant Bancorp and the board of directors of Reliant Bank. Mr. DeBerry is also a member of the board of directors of Reliant Bank.

Mr. DeBerry is an active member of the industry and the communities in which he works. He is a past director of the Tennessee Bankers Association. He serves as a board member and an executive committee member of the Middle Tennessee Council of Boy Scouts of America. He is a graduate of Leadership Nashville. He is a former president of PENCIL Foundation and past director of the Robertson County Chamber of Commerce.

Sharon H. Edwards (52)	2015

Ms. Edwards is the Finance Director of Willis Towers Watson North America, Finance Director of Willis Towers Watson Corporate Risk & Broking and the Chief Financial Officer of Willis North America, Inc., all units of Willis Towers Watson Public Limited Company. Ms. Edwards joined Willis Towers Watson in 1991 and has extensive financial and operational expertise. Prior to serving as Finance Director and CFO, Ms. Edwards worked as the Chief Administrative Officer of Willis North America, Inc. She is a Certified Public Accountant, a Chartered Global Management Accountant, and holds a Bachelor of Science in accounting from the University of Tennessee. Prior to joining Willis Towers Watson, Ms. Edwards worked for the public accounting firm of Arthur Andersen & Co.

Ms. Edwards serves on the Willis Foundation Board of Directors. In addition to her duties at Willis Towers Watson, Ms. Edwards has served on the Board of Trustees for Pope John Paul II High School. In 2011, Ms. Edwards was selected as one of Business Insurance magazine’s 2011 “Women to Watch.” Additionally, Ms. Edwards was selected as a finalist for the Nashville Business Journal’s 2013 “Women of Influence” and a 2016 CABLE Board Walk of Fame honoree. She is a member of Women Corporate Directors, the AICPA, and Tennessee Society of CPA’s. Ms. Edwards serves as the board’s Lead Independent Director, and she chairs the board’s audit committee.

Farzin Ferdowsi (71)	2015

Farzin Ferdowsi has a long history of building successful franchises and serving in leadership roles in the banking and finance community in Middle Tennessee. He is chief executive officer of Brentwood, Tennessee-based Management Resources Company. Formed in 1971, MRCO manages 50 Taco Bell restaurants in Middle Tennessee and Southern Kentucky.

Mr. Ferdowsi’s commitment to community service includes participating on numerous corporate and nonprofit boards. He currently serves as a board member for the Taco Bell Foundation, Boys and Girls Club of Middle Tennessee, and the Community Foundation. He is a former board member of the Vanderbilt Ingram Cancer Center, Nashville Alliance for Public Education, Goodwill Industries, TSU Foundation, Tennessee Performing Arts Center, and Trustees for Leadership Nashville. He is also a member of the Rotary Club of Nashville. A native of Iran, Mr. Ferdowsi immigrated to the United States in 1965 and earned his Bachelor of Science degree in industrial and mechanical engineering from Kansas State University.

Darrell S. Freeman, Sr. (53)	2015

Darrell S. Freeman Sr. is the former chairman of Zycron, Inc., an information technology services and solutions firm he founded in 1991 in Nashville, Tenn. Zycron employs more than 330 IT professionals across the country. Mr. Freeman was an organizing director of Reliant Bank. He is also the co-founder and chairman of Pinnacle Construction Partners, which provides a full range of preconstruction planning and construction management services for the public and private sector. He is the lead independent director of AAC Holdings and is the current chairman of the board of directors of S3 Asset Management.

Mr. Freeman’s commitment to the Nashville community is evident through his recently completed, two-term service as immediate past chairman of the Nashville Chamber of Commerce. He is a former board member of Centennial Medical Center, and as former chairman of the 100 Black Men of Middle Tennessee, he led the organization to achieve chapter of the year in 2005. Other organizations for which Mr. Freeman serves or has served on the board are: Stone Crest Medical Center, Nashville Community Foundation, the Nashville Downtown Rotary Club, the Federal Reserve Advisory Board, the African American Museum of Music Art and Culture, Middle Tennessee State University Board of Trustees, the Board of Tennessee Board of Regents and the Nashville Broadband Task Force. Mr. Freeman holds a bachelor’s and a master’s degree from Middle Tennessee State University. Mr. Freeman is a member of the audit and compensation committees of the board of directors.

James Gilbert Hodges (63)	2008

Jim Hodges is the president of Hodges Group, Inc., a construction company he started in 1990. He currently directs the overall construction management, organization, and operations of all projects and related construction activities for the corporation. Over the course of nearly 25 years, Mr. Hodges has succeeded in expanding his company’s portfolio, offering hundreds of services to his clients and building Hodges Group into a multi-discipline construction company. In addition to his work at Hodges Group, Mr. Hodges has served in leadership positions at various community organizations, including the Chamber of Commerce of Sumner County, Mayor’s Advisory Council, Leadership Middle Tennessee, Portland Planning Commission, and Sumner County Industrial Board. He has also been the recipient of numerous awards, such as Citizen of the Year, Small Business of the Year, the Industrial Excellence Award, and the Governor’s Excellence Award. Additionally, Mr. Hodges served for 12 years on the advisory board for Cumberland Bank. He brings decades of experience in construction and small business management to the board of directors of Reliant Bancorp and the board of directors of Reliant Bank. Mr. Hodges is a member of the compensation committee of the board of directors.

Louis E. Holloway (65)	2018

Louis Holloway is Chief Operating Officer of Reliant Bancorp and Reliant Bank, and he has over 30 years of experience in the banking industry. Prior to joining Reliant Bancorp and Reliant Bank, Mr. Holloway was the chief executive officer of Community First and Community First Bank, a position he held since 2012. Before has CEO, Mr. Holloway served Community First Bank in various positions, including president, chief credit officer, and chief retail officer. Prior to joining Community First Bank in 2008, Mr. Holloway served in market development for Bank of America as senior vice president/market president in Macon, Georgia from 1997 to 2007. He also held various positions in lending and consumer business.

Mr. Holloway was appointed to the board of directors of Reliant Bancorp following the merger with Community First, Inc. on January 1, 2018.

James R. Kelley (70)	2015

Jim Kelley is a member of Neal & Harwell, PLC. His practice is focused primarily in the areas of commercial law, bankruptcy, taxation and general corporate matters. He earned his degree from Vanderbilt University and graduated from Emory Law School with distinction receiving a JD and an LLM in Taxation. He has received many professional accolades including recognition as one of Tennessee’s 101 Best Lawyers by Business Tennessee magazine, 100 Super Lawyers in Tennessee by Law & Politics and the publishers of Memphis Magazine, and The Best of the Bar by the Nashville Business Journal, being listed in Best Lawyers in America since 1989 and in Chambers USA and admission as a Fellow in the American College of Bankruptcy and as a Fellow in the Nashville Bar Foundation.

Mr. Kelley is active in many civic and charitable organizations. He is currently a member of the board of directors of American Friends of Chantilly, a member of the board of trustees of Watkins College of Art, Design, and Film, and a member of the board of directors of Family and Children’s Service. He previously served as a member of the board of directors, on the executive committee, and as president of Nashville Cares; as a member of the board of directors, on the executive committee, and as president of Oasis Center; and as a member of the board of directors, on the executive committee, and as president of Greenways for Nashville. Mr. Kelley is also a former member of the board of directors and former president of the Richland West End Neighborhood Association. Mr. Kelley is the chair of the nominating and governance committee, and he is a member of the compensation committee.

Don Richard Sloan (68)	2006

Don Sloan is an independent pharmacist who has owned and operated South Side Drug Company in Springfield, Tennessee, for 44 years. He attended Austin Peay State University and graduated from the University of Tennessee College of Pharmacy in Memphis, Tennessee, in 1972. He currently serves on the Robertson County Board of Health and is a former member of the City of Springfield’s Zoning and Appeals Board where he served for eight years. He is also a member of the Tennessee Pharmacist Association and the American Pharmacy Cooperative. As a long time small businessman and healthcare professional, Mr. Sloan brings valuable insights to the board of directors of Reliant Bancorp and the board of directors of Reliant Bank. Mr. Sloan is a member of the nominating and governance committee of the board of directors.

Ruskin A. Vest, Jr. (63)	2018

Rusty Vest is a successful entrepreneur and owner of several businesses in Maury County and surrounding areas. He is president and part-owner of Southeastern Shirt Corporation, a position he has held since 1986, and president and part-owner of Southeastern Pant, LLC, a position he has held since 1996. He is the former executive vice president of Service Partners Industrial Products Co., LLC, a wholly-owned subsidiary of Masco Corporation that is a building materials distributor, a position he held from 1984 to 2015.

Mr. Vest is also an active member of the Maury County community and serves on the Executive Committee of the Board of Trustees of the Webb School in Bell Buckle, Tennessee.

Mr. Vest’s wide variety of business experience, including manufacturing and real estate development, allows him to bring to the board of directors a broad understanding of a number of industries in which many of the Company’s clients operate. His active involvement in a number of community activities in the Company’s Maury County market allows him to contribute valuable insight to the board of directors on key developments in the Middle Tennessee market.

Mr. Vest was appointed to the board of directors of Reliant Bancorp following the merger with Community First, Inc. on January 1, 2018. He is a member of the nominating and governance committee of the board of directors.

Information about Executive Officers

Set forth below is information about our executive officers, other than Mr. Ard, our President and Chief Executive Officer, who is discussed above.

Name (Age)	Officer Since	Positions and Business Experience

J. Dan Dellinger (56) Chief Financial Officer	2015

Dan Dellinger is the Chief Financial Officer of Reliant Bancorp. Mr. Dellinger is a veteran community banker with over 25 years’ experience. He has served as the chief financial officer for three community banks. Mr. Dellinger served in that role for Premier Bank of Brentwood from 1997 until its sale to BancorpSouth in 2004. He also served in that role for an East Tennessee community bank from 1992 until 1996.

Prior to his career in banking, Mr. Dellinger spent 11 years in public accounting. He is a Certified Public Accountant (inactive) in the state of Tennessee and is a member of the Tennessee Society of CPA’s and the AICPA.

Mr. Dellinger has participated on several CFO panels for the AICPA and the Tennessee Bankers Association. Mr. Dellinger has also served as an instructor for The Southeastern School of Banking. He served as a director for the Independent Division of the Tennessee Bankers Association for 3 years. He currently serves as a member of the Tennessee Bankers Association’s Government Relations Committee and participates in the Committee’s annual legislators visit to Washington, D.C.

Mr. Dellinger is a member of the Executive Board for the Middle Tennessee Council of the Boy Scouts of America. He also serves on the Finance Committee. Mr. Dellinger is a past member of the Brentwood Rotary Club where he served for 15 years.

Mr. Dellinger received his bachelor’s degree in business administration with a concentration in accounting from East Tennessee University and is a graduate of The Southeastern School of Banking.

Terry M. Todd (59) Executive Vice President and Chattanooga Market President	2017

Prior to joining Reliant Bank in 2017, Terry Todd was regional president for FSG Bank in Chattanooga, where he was responsible for 12 branches with $270 million in loans and $175 million in deposits. He previously served as business banking manager for SunTrust Bank’s Chattanooga Region that included 40 plus branches over a three-state area. He started his banking career in 1981 at the former Commerce Union Bank, later Bank of America. Mr. Todd is a graduate of the University of Tennessee at Martin. He is also a graduate of the Banking School of the South at Louisiana State University, the Tennessee Bank Commercial Lending School and the Tennessee Bank Consumer Lending School. He is actively involved in the Chattanooga community on non-profit and other community boards.

John R. Wilson (61) Chief Lending Officer and Davidson/Williamson County Market President	2006

John Wilson has over 20 years of community and regional banking experience. Prior to joining Reliant Bank, he launched Cumberland Bank’s entry into the Spring Hill market where he served as community president. Mr. Wilson also held positions at Tennessee National Bank and First National Bank of Lewisburg, which was later acquired by Nations Bank.

Mr. Wilson has served on the board of directors for the Boys & Girls Club of Franklin and Williamson County for over 10 years, during which time he served as the Club’s Treasurer and the Club’s Chairman. Mr. Wilson is a graduate of the Tennessee School of Banking and the Graduate School of Banking of The South, Baton Rouge, Louisiana. He also holds a bachelor’s degree from the University of Tennessee.

Certain Other Related Transactions

Reliant Bank has had, and expects to have in the future, loans and other banking transactions in the ordinary course of business with directors (including independent directors) and executive officers of Reliant Bancorp and Reliant Bank, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest. These loans are made on substantially the same terms (including interest rates and collateral) as those available at the time for comparable transactions with persons not related to Reliant Bank and do not involve more than the normal risk of collectability or present other unfavorable features.

In addition, Reliant Bank is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. Reliant Bank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

The aggregate dollar amount of loans outstanding to directors and executive officers of Reliant Bank and Reliant Bancorp was approximately $8.6 million at December 31, 2017.

Reliant Mortgage Ventures, LLC (“Reliant Mortgage Ventures”) is a subsidiary of Reliant Bank, which provides mortgage banking services to bank customers. Roger Williams is the president of Reliant Mortgage Ventures, and Mr. Dellinger is the secretary. This entity was formed as a Tennessee limited liability company in 2011 and has two members, Reliant Bank and VHC Fund 1, LLC, a Tennessee limited liability company. Reliant Bank holds 51% of the governance rights and 30% of the financial rights of Reliant Mortgage Ventures. VHC Fund 1, LLC holds 49% of the governance rights and 70% of the financial rights Reliant Mortgage Ventures. VHC Fund 1, LLC is controlled by an immediate family member of Mr. Ferdowsi.

Policies on Related Party Transactions

Related party transactions are governed by our Code of Ethics, which applies to all officers, directors and employees. This code covers a wide range of potential activities, including, among others, conflicts of interest, self-dealing, and related party transactions. Waiver of the policies set forth in this code will only be permitted when circumstances warrant. Such waivers for directors and executive officers, or that provide a benefit to a director or executive officer may be made only by the board of directors, as a whole, or the audit committee of the board of directors and must be promptly disclosed as required by applicable law or regulation. Absent such a review and approval process in conformity with the applicable guidelines relating to the particular transaction under consideration, such arrangements are not permitted.

Involvement in Certain Legal Proceedings

In 2008, Messrs. Ferdowsi and Aminmadani each owned a 45% equity interest in (i) American Hospitality Corporation, (ii) Restaurant Management of Carolina, L.P., and (iii) East West Enterprises, LLC. These three entities owned and operated approximately 80 franchised restaurants in the southeastern United States. In November 2008, one of three lenders to those entities declared a non-monetary default under a credit agreement and subsequently filed a complaint in the U.S. District Court for the Middle District of Tennessee in Nashville seeking the appointment of a receiver for the entities. Messrs. Ferdowsi and Aminmadani, along with the other owners of the entities, all of whom were guarantors of the credit obligations, were also named as defendants in the receivership proceedings. The three entities, in turn, filed petitions for relief under Chapter 11 of the U.S. bankruptcy code in the U.S. Bankruptcy Court for the Middle District of Tennessee in Nashville. In 2009, the three entities and the owners negotiated a consensual Chapter 11 plan of reorganization with the creditors that provided for payment in full of all claims over time. The plan was effective on October 7, 2009. Under the terms of the Chapter 11 plan, Messrs. Ferdowsi and Aminmadani, along with the other owners, reaffirmed their guaranties. In 2010, all of the creditors received payment in cash in full payment of the claims.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE NOMINEES NAMED ABOVE.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company with respect to beneficial ownership of the Company’s common stock as of March 15, 2018 for (i) each director and nominee, (ii) each holder of 5.0% or greater of the company’s common stock, (iii) the Company’s named executive officers, and (iv) all named executive officers and directors as a group. Unless otherwise indicated, the mailing address for each beneficial owner is care of Reliant Bancorp, Inc., 1736 Carothers Parkway, Suite 100, Brentwood, Tennessee 37027.

Name	Number of Reliant Bancorp Shares Owned	Right to Acquire (1)	% of Beneficial Ownership As of March 15, 2018 (2)

Directors and Named Executive Officers

Homayoun Aminmadani	276,209	0	2.41%
DeVan D. Ard, Jr. (3)	69,606	7,607	*
Charles Trimble (Trim) Beasley	27,256	0	*
John Lewis (Buddy) Bourne	17,150	0	*
Robert E. (Brown) Daniel (4)	176,776	0	1.54%
William Ronald (Ron) DeBerry (5)	125,837	11,500	1.20%
J. Daniel Dellinger (6)	44,348	7,085	*
Sharon Edwards	8,500	0	*
Farzin Ferdowsi (7)	260,972	0	2.27%
Darrell S. Freeman, Sr.	70,551	0	*
James Gilbert Hodges	5,845	0	*
Louis E. Holloway	32,090	0	*
James R. Kelley	39,643	0	*
Don Richard Sloan	25,700	0	*
Terry Todd	10,000	0	*
Ruskin A. Vest	261,111	0	2.28%
John Wilson	20,224	4,553	*

All current directors and named executive officers as a group (17 persons)	1,471,818	30,745	13.09%

5% Shareholders
RMB Capital Management, LLC (8)	682,796	0	5.95%

*Less than 1%

(1)	Includes shares that may be acquired within the next 60 days as of March 16, 2018 by exercising vested stock options but does not include any unvested stock options.

(2)

For each individual, this percentage is determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants. For the directors and executive officers as a group and the directors and executive officers as a group, these percentages are determined by assuming that each director or executive officer exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options. The calculations are based on 11,475,387 shares of Reliant Bancorp common stock outstanding on March 15, 2018.

(3)	32,000 of these shares are pledged as security for a loan.

(4)	Includes 16,015 shares held by Mr. Daniel’s spouse.

(5)	Includes 24,800 shares and 4,000 options held by Mr. DeBerry’s spouse. 52,000 shares are pledged as security for a loan.

(6)	Includes 13,136 shares and 2,532 options held by Mr. Dellinger’s spouse, and 537 shares held by Mr. Dellinger’s children.

(7)	229,345 of these shares are pledged as security for loans.

(8)

This information is derived from the Schedule 13G filed with the SEC on February 13, 2018 by RMB Capital Management, LLC. RMB Capital Management, LLC is the investment manager of Iron Road Capital Partners LLC and RMB Mendon Managers, LLC. RMB Capital Holdings LLC is the parent company of RMB Capital Management LLC. RMB Capital Management, LLC, RMB Mendon Managers, LLC, or entities affiliated with RMB Capital Management, LLC, may own additional shares of Reliant Bancorp common stock of which Reliant Bancorp is unaware. The address for RMB Capital Management, LLC and its affiliates is 115 S. LaSalle Street, 34th Floor, Chicago, IL 60603.

THE COMPANY’S QUALIFIED RETIREMENT PLAN AND LONG-TERM EQUITY PLANS

401(k) Plan and Other Benefits

Reliant Bank has established the Reliant Bank 401(k) Plan pursuant to which it makes matching and discretionary contributions on behalf of each of the executive officers. Reliant Bank also maintains and pays premiums on behalf of each executive officer under a life insurance plan and provides partial payment of premiums for medical benefits if the executive officer so elects.

2011 Stock Option Plan

Background and Purpose. On April 28, 2011, Reliant Bancorp (f/k/a Commerce Union Bancshares, Inc.) adopted the Commerce Union Bancshares, Inc. Stock Option Plan for directors and management employees of Reliant Bancorp and Commerce Union Bank, and on March 10, 2015, the shareholders of Reliant Bancorp approved the Commerce Union Bancshares, Inc. Amended and Restated Stock Option Plan (as amended, the “2011 Stock Option Plan”). The 2011 Stock Option Plan permits the grant of awards of up to 1,250,000 shares of Reliant Bancorp common stock in the form of stock options. The 2011 Stock Option Plan was established to advance the interests of Reliant Bancorp shareholders by offering management and employees of Reliant Bancorp and Reliant Bank a flexible means of compensation and motivation for outstanding performance and by offering directors and organizers with a grant of equity for furthering the growth and profitability of each entity. The 2011 Stock Option Plan will continue to remain in effect until March 23, 2021; however, it is the intention of the Company that no new grants will be made under the 2011 Stock Option Plan going forward.

Eligibility. Any employee or director of Reliant Bancorp or Reliant Bank who is selected by the board of directors of Reliant Bancorp is eligible to receive grants under the 2011 Stock Option Plan. Only employees can receive grants of incentive stock options.

Administration. The 2011 Stock Option Plan is administered by the board of directors of Reliant Bancorp. The board of directors has the power to interpret the 2011 Stock Option Plan and to determine the type and amount of grants, the terms and conditions of the grants and the terms of agreements that will be entered into with the personnel receiving grants. Additionally, the board of directors has the power to amend any outstanding awards of options to the extent it deems appropriate, provided that the individual grantee’s consent is required if the amendment is adverse to the grantee’s interest. The board of directors has the power to make rules and guidelines for carrying out the 2011 Stock Option Plan and any interpretation by the board of directors of the terms and provisions regarding 2011 Stock Option Plan are final and binding.

Types of Awards. Stock options are rights to purchase a specified number of shares of common stock at a price fixed by the board of directors. Each option must be represented by an award agreement identifying the option as either an “incentive stock option,” within the meaning of Section 422 of the Code, or a “non-qualified stock option,” which does not satisfy the conditions of Section 422 of the Code. The award agreement also must specify the number of shares of common stock that may be issued upon exercise of the options, and set forth the exercise price of the options. The exercise price for options that qualify as incentive stock options may not be less than 100% of the fair market value of the common stock as of the date of grant. The option exercise price may be satisfied in cash or check payable to the order of Reliant Bancorp. Options have a maximum term of 10 years from the date of grant. The board of directors has broad discretion to determine the terms and conditions upon which options may be exercised, and the board of directors may determine to include additional terms in the award agreements.

Transferability. No options under the 2011 Stock Option Plan are transferable other than by a will or the laws of descent and distribution, as applicable.

Amendment and Termination. The board of directors may amend, alter, suspend or terminate the 2011 Stock Option Plan at any time. Any amendment to the plan must be approved by the stockholders to the extent such approval is required by the terms of the 2011 Stock Option Plan, the rules and regulations of the Securities and Exchange Commission, or the rules and regulations of any exchange upon which Reliant Bancorp’s stock is listed. However, no amendment, alteration, suspension or termination of the plan may impair the rights of any participant, unless mutually agreed in writing by the participant and the Committee.

Adjustments upon Change in Capitalization. In the event of a reorganization, recapitalization, stock split, stock dividend, issuance of securities convertible into stock, combination of shares, merger, consolidation or any other change in the corporate structure of Reliant Bancorp affecting any shares of stock, or a sale by Reliant Bancorp of all or substantially all of its assets, or any distribution to shareholders other than a normal cash dividend, or any assumption or conversion of outstanding grants as a result of an acquisition, the board of directors will make appropriate adjustments in the period of time in which non-qualified stock options may be exercised, the number and kind of shares authorized, and any adjustments in outstanding grants of options as deemed appropriate to maintain equivalent value providing that the incentive stock options will continue to meet the requirements of Code Sections 422 and 424.

Change in Control. If an event constituting a “change in control” (as defined in the 2011 Stock Option Plan) occurs, the outstanding options under the 2011 Stock Option Plan will continue to vest in accordance with the vesting schedule set forth in the option holder’s stock option agreement and continue to be exercised in accordance with terms set forth in the option holder’s stock option agreement.

2015 Equity Incentive Plan

General. On April 23, 2015, the board of directors adopted, and the Reliant Bancorp shareholders later approved at the 2015 annual meeting, the Commerce Union Bancshares, Inc. 2015 Equity Incentive Plan (the “2015 Plan”). The purpose of the 2015 Plan is to promote the Company’s interests by attracting and retaining employees through performance-related incentives to achieve long-range performance goals, enabling employees to participate in the financial success of the company, encouraging ownership of Company stock by employees, and linking employees’ compensation to the long-term interests of the Company and its shareholders. Additionally, the 2015 Plan provides for compensation for directors of Reliant Bancorp and its subsidiaries for their service as members of the various boards of directors through grants of non-qualified options and/or restricted stock. The 2015 Plan provides for compensation through incentive stock options, non-qualified stock options, restricted stock grants, and performance-based cash and equity awards.

Plan Term. The 2015 Plan’s term commenced upon shareholder approval at the 2015 annual shareholders meeting held on June 18, 2015, and will terminate on June 18, 2025 (subject to early termination as described herein).

Administration. The 2015 Plan is administered by a committee of the board, which the board has designated as the compensation committee. Subject to the express provisions of the 2015 Plan, the compensation committee is authorized to construe and interpret the 2015 Plan, and make all the determinations necessary or advisable for administration of the 2015 Plan.

Eligible Participants. The 2015 Plan provides that all directors and employees of Reliant Bancorp, its affiliated companies, and subsidiaries are eligible to receive grants of stock options, restricted stock, and performance-based cash and equity awards. Subject to the certain limitations, the compensation committee is empowered to determine which eligible participants, if any, should receive options, the number of shares subject to each option, and the terms and provisions of the option agreements.

Shares Subject to the 2015 Plan. The 2015 Plan provides for the issuance of options to purchase and awards of up to 900,000 shares of Reliant Bancorp’s common stock. Options will be granted at no less than the fair market value of the common stock as of the date of grant.

Incentive and Non-Qualified Stock Options. The 2015 Plan provides for the grant of both incentive stock options and non-qualified options. Incentive stock options are available only to persons who are employees of Reliant Bancorp or its subsidiaries, and are subject to limitations imposed by applicable sections of the Internal Revenue Code of 1986, as amended (the “Code”), including a $100,000 limit on the aggregate fair market value of shares of common stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under the 2015 Plan and all other “incentive stock option” plans of Reliant Bancorp). Any options granted under the 2015 Plan which do not meet the limitations for incentive stock options, or which are otherwise not deemed to be incentive stock options, shall be deemed “non-qualified”. Subject to the foregoing and other limitations set forth in the 2015 Plan, the exercise price, permissible time or times of exercise, and the remaining terms pertaining to any option are determined by the compensation committee; however, the per share exercise price under any option may not be less than 100% of the fair market value of the common stock on the date of grant of the option.

Restricted Stock Grants. The 2015 Plan provides that the compensation committee may grant restricted stock to employees or directors. Restricted stock grants shall consist of shares of common stock granted to a participant, subject to certain restrictions against disposition and certain obligations to forfeit such shares to the company.

Performance Based Awards. The compensation committee may set one or more performance goals, award amounts, and performance periods. The performance goals measure performance of our company or any subsidiary or business unit of our company within the performance period based on one or more of the following: (1) earnings or book value per share; (2) earnings, (3) return on equity, assets, capital or investment, (4) operating income or profit; (5) operating efficiencies; (6) the ratio of criticized/classified assets to capital; (7) allowance for loan and lease losses; (8) the ratio of non-performing assets to total assets; (9) the ratio of past due loans greater than 90 days and non-accruals to total loans; (10) the ratio of net charge-offs to average loans; (11) after-tax operating income; (12) cash flows; (13) total revenues or revenues per employee; (14) stock price or total shareholder return; (15) growth in loans, margins and/or deposits; (16) dividends; or (17) meeting specified revenue or expense targets; business, market and branch network expansion goals; and goals related to acquisition or divestitures. With respect to any covered officer, the maximum number of shares that may be granted as performance awards in each year of the performance period is 90,000 and the maximum amount of any cash award shall not exceed $200,000 in each year of the performance period.

Adjustment Provision. In the event that the Company issues dividends of cash or stock, recapitalizes, splits its stock, reorganizes, merges, consolidates, issues of warrants or other rights to purchase company stock, or engages in certain other corporate transactions, then the 2015 Plan gives the compensation committee the ability to adjust the number of shares with respect to which awards may be granted under the 2015 Plan, the number of shares subject to outstanding awards under the 2015 Plan, and to make certain other adjustments to awards under the 2015 Plan.

Award Agreements. At the time any award is made, the company and the participants will enter into an option agreement or restricted stock agreement (each, an “award agreement”) setting forth the terms of the award and such other matters as the compensation committee may determine to be appropriate. The terms and provisions of the award agreements need not be identical, and the compensation committee may, in its sole discretion, amend an outstanding award agreement at any time in any manner that is not inconsistent with the provisions of the 2015 Plan. The maximum number of shares that may be subject to awards granted to any one participant may not exceed 100% of the aggregate number of shares of common stock that may be issued under the 2015 Plan (as adjusted from time to time in accordance with the provisions of the Plan).

Equity Compensation Plan Information as of December 31, 2017

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	170,761	$14.48	1,140,236(1)
Equity compensation plans not approved by security holders	-	-	-
Total	170,761	$14.48	1,140,236(1)

(1)

This number includes 434,186 securities available to be issued under the 2011 Stock Option Plan. Although this plan will remain in effect until March 23, 2021, the Company has no intentions to issue new awards under the plan. Future awards are intended to be issued under the 2015 Plan for which the number of securities remaining available for future issuance is 706,050.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

The Company’s business is managed by its employees under the direction and oversight of the board of directors. Board members are kept informed of the Company’s business through discussions with management, materials provided to them by management and their participation in board and board committee meetings.

Board Composition and Director Independence

As of January 1, 2018, the board is comprised of 14 directors. The board has determined that a majority of its members are independent as defined by the listing standards of the Nasdaq Stock Market. Specifically, our board of directors has determined that the following directors are independent: Homayoun Aminmadani, Darrell Freeman, Jim Kelley (except by independence standards specific to the audit committee), Don Sloan, Jim Hodges, John Lewis Bourne, Trim Beasley, Sharon Edwards (lead independent director), Brown Daniel, and Rusty Vest.

The board of directors has four standing committees: the Executive/Loan Committee, the Audit Committee, the Human Resources/Compensation Committee, and the Nominating/Board Governance committee. The board limits membership on the audit committee, the compensation committee and the nominating and governance committee to independent directors as defined by the Nasdaq listing standards and the rules and regulations of the Securities and Exchange Commission (“SEC”). The standing committees advise the board of directors on policy origination and plan administrative strategy and assure policy compliance through management reporting from areas under their supervision.

Board Leadership Structure

DeVan D. Ard, Jr. serves as our Chairman, President, and Chief Executive Officer. Sharon H. Edwards serves as the lead independent director. The lead independent director provides leadership to and reports to the board of directors focused on enhancing effective corporate governance, provides a source of board leadership complementary to, collaborative with and independent of the leadership of the chairman and chief executive officer, and promotes best practices and high standards of corporate governance.

We believe this leadership structure is most appropriate for us because we believe having the chief executive officer serve as chairman fosters an alignment of various company leadership duties. Additionally, the company believes that having the person most familiar with all aspects of the day-to-day operations lead the board of directors enhances accountability and effectiveness. Reliant Bancorp does not have a formal policy with respect to the separation or combination of the offices of chairman of the board and chief executive officer. Rather, the board has the discretion to combine or separate these roles as it deems appropriate from time to time, which provides the board with necessary flexibility to adjust to changed circumstances.

Risk Oversight

Oversight of risk management is a central focus of the board and its committees. The full board regularly receives reports both from committees and from management with respect to the various risks facing the company, and oversees planning and responding to them as appropriate. The audit committee currently has primary responsibility for oversight of financial risk and for oversight of the company’s risk management processes, including those relating to litigation and regulatory compliance. Under its charter, the audit committee is required to discuss the company’s risk assessment and risk management policies and to inquire about any significant risks and exposures and the steps taken to monitor and minimize such risks. The compensation committee is chiefly responsible for compensation-related risks. Under its charter, the compensation committee must discuss and review the key business and other risks the company faces and the relationship of those risks to certain compensation arrangements. Each of these committees receives regular reports from management concerning areas of risk for which the committee has oversight responsibility.

Code of Ethics

The Company has adopted a Code of Ethics, which contains provisions consistent with the SEC’s description of a code of ethics, which applies to its directors, officers and employees, including its principal executive officers, principal financial officer, principal accounting officer, controller and persons performing similar functions. The purpose of the Code of Ethics is, among other things, to provide written standards that are reasonably designed to deter wrongdoing and to: (1) promote honest and ethical conduct; (2) provide full, fair, accurate, timely and understandable disclosure in reports and documents that Reliant Bancorp files with the SEC and other public communications by Reliant Bancorp; (3) assure compliance with applicable governmental laws, rules and regulations; (4) require prompt reporting of any violations of the Code of Ethics; and (5) establish accountability for adherence to the Code of Conduct. Each director is required to read and certify annually that he or she has read, understands and will comply with the Code of Ethics. The Company’s Code of Ethics is available on Reliant Bank’s website at www.reliantbank.com in the Investor Relations area.

Meetings of the Boards of Directors

All of the directors of Reliant Bancorp also served as directors of Reliant Bank. The Reliant Bank board held 10 meetings during 2017, and the Reliant Bancorp board held 8 meetings in 2017. All directors attended at least 75% of the aggregate total number of bank and holding company board meetings, and meetings of the bank and holding company board committees on which they served (to the extent held during the period for which the director had been a member of the board(s) or a member of such board committees). Messrs. Daniel, Holloway, and Vest were appointed to the board of directors effective January 1, 2018, and accordingly, attended no board or committee meetings during 2017. The company does not have a policy for director attendance at annual meetings. All but one of our directors was present at the 2017 annual shareholders’ meeting.

Audit Committee

The audit committee selects and engages Reliant Bancorp’s independent registered public accounting firm each year. In accordance with its charter, the audit committee, among other things, reviews Reliant Bancorp’s financial statements, the results of internal auditing, financial reporting procedures, and reports of regulatory authorities, and it regularly reports to the board of directors with respect to all significant matters presented at meetings of the audit committee.

The audit committee is comprised of six non-employee directors: Sharon H. Edwards, who serves as chair of the committee, Homayoun (Homey) Aminmadani, Charles Trimble (Trim) Beasley, John Lewis (Buddy) Bourne, Robert E. (Brown) Daniel, and Darrell S. Freeman, Sr., each of whom is “independent” as defined by the Nasdaq listing standards and the rules and regulations of the SEC. The board of directors has determined that Ms. Edwards, the committee chair, meets the SEC’s criteria for an “audit committee financial expert.” During 2017, the audit committee met six times.

Audit Committee Report

Committee Charter

The audit committee and the board have approved and adopted a charter for the audit committee. In accordance with the charter, the audit committee assists the board in fulfilling its responsibility for overseeing the accounting, auditing and financial reporting processes of the Company. The responsibilities of the audit committee are described in greater detail in its charter. The charter of the audit committee is available on Reliant Bank’s website at www.reliantbank.com in the Investor Relations area.

Auditor Independence

The audit committee received from Maggart & Associates P.C. (“Maggart & Associates”) written disclosures and a letter regarding its independence as required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence,” describing all relationships between the independent registered public accounting firm and the Company that might bear on the registered public accounting firm’s independence, and discussed this information with Maggart & Associates. The audit committee also reviewed with Maggart & Associates and financial management of the Company the audit plans, audit scope and audit procedures. The discussions with Maggart & Associates also included the matters required by the Public Accounting Oversight Board Auditing Standard No. 16. The audit committee has also considered, and concluded, that the provision of services by Maggart & Associates described under the caption “Audit and Non-Audit Fees” are compatible with maintaining the independence of Maggart & Associates.

Review of Audited Financial Statements

The audit committee has reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2017, and has discussed the audited financial statements with management and with Maggart & Associates. Based on all of the foregoing reviews and discussions with management and Maggart & Associates, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, to be filed with the SEC.

The foregoing report is submitted by the following members of the audit committee:

Sharon Edwards

Homayoun (Homey) Aminmadani

Charles (Trim) Beasley

John Lewis (Buddy) Bourne

Robert E. (Brown) Daniel

Darrell S. Freeman

Nominating and Governance Committee

The nominating and governance committee is responsible for: assisting, advising and making recommendations to the board of directors on corporate governance matters, including the identification, selection, and recommendation of qualified individuals to become board members; selecting and recommending that the board approve the director nominees for the annual meeting of shareholders; developing and recommending to the board a set of corporate governance guidelines; developing and recommending a board committee structure and recommending the membership and chairs of committees; overseeing the evaluations of the board; and overseeing the succession planning for the chief executive officer.

The nominating and governance committee identifies nominees for the board of directors by first evaluating the current board members willing to continue serving as directors. Current board members with skills and experience that are relevant to our business and who are willing to continue their service are first considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining new skills, backgrounds and perspective, in light of our developing needs. If a vacancy exists, the committee solicits suggestions for director candidates from a number of sources, which can include other board members, management, and individuals personally known to members of the board.

Pursuant to our guidelines for selecting potential new board members, in selecting and evaluating persons to recommend to the board as nominees for director, the nominating and governance committee strives to select persons who have high integrity and relevant experience and who bring a diverse set of appropriate skills and backgrounds to the board. In this regard, the nominating and governance committee also gives consideration to matching the geographic base of candidates with the geographic coverage of the company, and to diversity on the board that reflects the community that we serve. The nominating and governance committee will also take into account whether a candidate satisfies the criteria for “independence” under Nasdaq’s listing standards. These factors are subject to change from time to time.

The nominating and governance committee also evaluates candidates for nomination to the board of directors who are recommended by shareholders. Shareholders who wish to recommend individuals for consideration by the nominating and governance committee to become nominees for election to the board may do so by submitting a written recommendation to Reliant Bancorp’s Secretary at its executive offices. Submissions must include certain information relating to such person that would indicate such person’s qualification to serve on the board of directors, including that information set forth in Section 3.9 of our bylaws and such other information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934. The nominating and governance committee will consider recommendations received by a date not later than 120 days before the anniversary date of the mailing of our proxy materials in connection with the prior year’s annual meeting of stockholders for nomination at the next annual meeting. The nominating and governance committee will consider nominations received beyond that date at the annual meeting subsequent to the next annual meeting.

There is no difference in the manner in which the nominating and governance committee evaluates candidates for membership on the board based on whether such candidate is recommended by a shareholder, the nominating and governance committee, a director or by any other source. No submission for board nominees by a shareholder was received by the company with respect to the annual meeting.

The charter of the nominating and governance committee is available on Reliant Bank’s website at www.reliantbank.com in the Investor Relations area. The nominating and governance committee is comprised of James R. Kelley, the chairman, Homayoun (Homey) Aminmadani, John Lewis (Buddy) Bourne, Don Richard Sloan, and Ruskin (Rusty) A. Vest. Each member of the committee is independent, as determined under the definition of independence set forth in Nasdaq’s rules and listing standards. During 2017, the nominating and governance committee met once.

Compensation Committee

The compensation committee assists, advises, and makes recommendations to the board of directors on executive and director compensation matters, including evaluating and recommending to the board compensation and benefit plans for executives and directors of Reliant Bancorp, as well as evaluating the performance of Reliant Bancorp’s executives. The compensation committee solicits the recommendation of our chairman, chief executive officer, and president, and the independent consultant of the compensation committee with respect to compensation determinations concerning the executive officers of Reliant Bancorp, but does not delegate its authority with respect to compensation matters to any other person.

The compensation committee engaged an independent consultant, Matthews, Young and Associates, Inc. (“Matthews Young”) to review and provide recommendations regarding components of our executive compensation program throughout the year ended December 31, 2017. The compensation committee also may request others, including compensation consultants and legal counsel, to attend meetings or to provide relevant information to assist the committee in its work. In this regard, the compensation committee has the authority to retain compensation and benefits consultants and legal counsel used to assist the committee in fulfilling its responsibilities.

In retaining Matthews Young as the committee’s advisor, the compensation committee reviewed the factors described in the Dodd-Frank Act in evaluating the consultant’s independence status. The compensation committee’s review and findings include:

•	Review of services provided to the Company, determining that all consulting services were provided directly to the committee or with the committee’s advance review and approval.
•	Review and determination that the consultant’s total fees for services to the Company were not a material percentage of Matthews Young’s total consulting revenues.
•	Discussion of the policies and procedures employed by Matthews Young to prevent conflicts of interest.
•	Determination that the consultant has no business or personal relationship with any member of the committee or with any member of executive management.
•	Determination that the consultant owns no common stock in the Company.

The charter of the compensation committee is available on Reliant Bank’s website at www.reliantbank.com in the Investor Relations area. The compensation committee is comprised of James (Jim) Gilbert Hodges, chairman, James (Jim) R. Kelley, Charles Trimble (Trim) Beasley, and Darrell S. Freeman, Sr. Each member of the committee is independent, as determined under the definition of independence set forth Nasdaq’s rules and listing standards. During 2017, the compensation committee met 4 times.

Committee Effectiveness Review

The charters of the audit, nominating and governance, and compensation committees require an annual review of committee effectiveness by the members of each committee. During 2017, consultants from Matthews Young administered a confidential survey for each committee covering a range of factors including structure; number, duration, and effectiveness of meetings; and engagement and effectiveness of members. All members of each committee participated in the process. Consultants prepared reports of survey results that were reviewed committee chairs who, in turn, reviewed with their respective committee members.

Compensation Practices Review

On an annual basis the compensation committee reviews its compensation policies, plans and practices as required by the SEC. The focus of this review is to identify any risks arising from compensation policies, plans, or practices that are “reasonably likely to have a material adverse effect” on Reliant Bancorp or its subsidiaries. In turn, the committee takes action as necessary to eliminate or mitigate such risks. This review covers executive officers as well as all employees.

Between December 2017 and January 2018, the compensation committee conducted the risk assessment of compensation and reviewed a comprehensive report on all variable compensation plans that offer cash or stock as bonus/incentive compensation. The committee found that Reliant Bancorp’s compensation policies, plans, and practices do not encourage unnecessary or unreasonable risk-taking and do not give rise to risks that are reasonably likely to have a material adverse effect on Reliant Bancorp or its subsidiaries. Compensation plans are designed to balance the various elements of compensation (salaries, short-term bonus/incentives, and long-term incentives) and, in turn, create a balanced focus on operating results, long-term performance, and the creation of shareholder value. Key plans related to executive officer cash incentives and all stock-based grants are administered by the compensation committee and the board of directors.

Compensation Philosophy

Reliant Bancorp’s overall executive compensation philosophy is to align its compensation program with optimizing shareholder value. To that end, the program is designed to recognize superior operating performance and to attract, retain and motivate the executive talent essential to the Company’s financial success. Consistent with this philosophy, the compensation committee is guided by the following objectives when administering the Company’s overall compensation program:

●	Attract and retain highly qualified executives who portray the Company’s culture and values;
●	Motivate executives to provide excellent leadership and achieve the Company’s goals;
●	Provide substantial performance-related incentive compensation that is aligned with the Company’s strategies and directly tied to meeting specific Company and market objectives;
●	Strongly link the interests of the executives to the value derived by the Company’s shareholders from owning the Company’s common stock; and
●	Be fair, ethical, transparent, and accountable in setting and disclosing executive compensation.

In furtherance of these objectives, the following considerations underlie the compensation committee’s determination with respect to the following principal elements of compensation for the named executive officers:

Base Salary	Individual salary determinations are based upon the officer’s job assignment, qualifications, behaviors, cultural adherence and performance.

Annual Cash Incentives	Executives have a portion of their total cash compensation at risk and contingent upon meeting key Company and market objectives.

Cash Bonuses

Executives are eligible for additional cash compensation in the form of bonuses (distinct from annual incentives) which recognize significant achievements and contributions to the Company’s success that are not captured under our annual incentive plan.

Long-Term Equity-Based Awards	Executives who are critical to the Company’s long-term success participate in long-term incentive opportunities that link a portion of their total compensation to increasing shareholder value.

Retirement Plans and Other Benefits	Executives participate in the Company’s benefit programs, such as health insurance, 401(k) plan, vacation, and life insurance, at a level consistent with policy, prevailing law and current regulation.

Total compensation is intended to correlate to the Company’s ability to grow earning assets, which in turn enhances the Company’s growth in shareholder value. The compensation committee did not use competitive salary surveys to determine or measure the total compensation of the named executive officers. However, the Company’s compensation consultant has provided the committee with a report on market salary levels for the review of executive and officer salaries. A portion of each named executive officer’s total compensation consists of cash payments, including base salary and/or annual cash incentive awards.

Compensation of Directors and Executive Officers

Summary Compensation Table and Narrative for Fiscal Year 2017

Under rules established by the SEC, Reliant Bancorp is required to provide certain data and information regarding the compensation and benefits awarded to, earned by or paid to all persons who served as principal executive officer and principal financial officer of the Company during 2017 and the three other most highly compensated executive officers (the “named executive officers”). The disclosure requirements include the use of tables and narrative discussion of any material factors necessary to an understanding of the information disclosed in the tables. The summary compensation table below sets forth certain elements of compensation for the named executive officers for the periods indicated.

Name and principal position	Year	Salary	Bonus(1)	Stock awards (2)	Option awards (2)	Non-equity incentive plan compensation (1)	Non-qualified deferred compensation earnings	All other compensation (3)	Total

DeVan D. Ard, Jr.	2017	$367,500	$16,179	$73,470	$21,840	$75,696		$37,329	$592,014
President and Chief	2016	320,000		38,100	9,775	91,226		44,522	503,623
Executive Officer	2015	320,000		68,250	11,900	82,140		38,198	520,488
J. Daniel Dellinger	2017	235,000	8,276	24,490	7,280	38,724		29,090	342,860
Chief Financial Officer	2016	229,000		15,240	7,820	52,084		33,856	338,000
	2015	222,000		27,300	9,520	45,588		23,981	328,389
W. Ronald (Ron) DeBerry	2017	205,000	7,704			36,046		62,500	311,250
Chief Executive Officer	2016	320,000	1,500	38,100	9,775	90,976		24,717	485,068
(retired June 30, 2017)(4)	2015	306,230		68,250	11,900	82,140		26,608	495,128
Terry M. Todd Chattanooga Market President	2017	208,917	25,473	219,900		48,150		16,455	518,895
Gene Whittle Chief Credit Officer (retired Dec. 31, 2017)	2017	235,000	8,276	48,980	14,560	38,724		16,931	362,471
John Wilson Chief Lending Officer and Davidson/Williamson County Market President	2017	235,000	8,276	73,470	7,280	38,724		42,072	404,822

(1)

In addition to non-equity incentives awarded under the cash incentive plan for management in 2017, the compensation committee awarded cash bonuses to certain executives for their significant achievements during 2017 which were not captured by specific performance objectives. These achievements include integration of key systems and efforts leading to the successful merger with Community First. The bonus awards to Messrs. Ard and DeBerry represented 4.4% and 3.8% of their respective salaries and brought their total bonus and incentive compensation up to 25% and 21% of their respective salaries. Bonus awards to Messrs. Dellinger, Whittle and Wilson represented 3.5% of their respective salaries and brought their total bonus and incentive compensation up to 20% of their respective salaries. Mr. Todd’s total incentive award was 23% of his salary.

(2)

Fair value of stock and option awards issued during the year(s) shown. The assumptions made in calculating these values are disclosed in Note 12 to our Consolidated Financial Statements in our 2017 annual report on Form 10-K.

(3)	The table below itemizes the amounts shown in the column labeled “All Other Compensation” for 2017:

2017	401(k) match	Automobile	Supplemental disability	Supplemental long term care	Cell phone	Club dues	Dividends on unvested restricted stock
Ard	$10,800	$14,347	$3,982	$3,290	$900	$830	$3,180
Dellinger	$10,800	$12,000	$3,229	$1,801	$0	$0	$1,260
DeBerry	$10,600	$50,800	$0	$0	$0	$0	$1,100
Todd	$2,204	$10,900	$0	$0	$0	$1,551	$1,800
Whittle	$10,800	$0	$1,391	$2,632	$1,248	$0	$860
Wilson	$10,800	$18,000	$8,382	$2,310	$1,200	$0	$1,380

(4)	In 2017, Mr. DeBerry received $175,000 in salary and $30,000 as compensation for consulting services rendered following his retirement on June 30, 2017.

Outstanding Equity Awards at Fiscal Year-End

The following table shows the number of shares covered by both exercisable and non-exercisable options owned by the individuals named in the Summary Compensation Table as of December 31, 2017, as well as the related exercise prices and expiration dates. Options are granted pursuant to the Company’s 2011 Stock Option Plan or 2015 Equity Plan.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	4,085	--	--	14.69	02/20/2018	10,500	$269,220	--	--
DeVan D.	5,107	--	--	14.69	06/22/2019	--	--	--	--
Ard, Jr.	2,000	3,000	--	13.65	07/23/2025	--	--	--	--
	833	1,667	--	15.24	07/26/2026	--	--	--	--
	--	3,000	--	24.49	07/31/2027	--	--	--	--

	2,554	--	--	14.69	02/20/2018	4,000	$102,560	--	--
	3,064	--	--	14.69	06/22/2019	--	--	--	--
J. Daniel	2,600	3,900	--	13.65	07/23/2025	--	--	--	--
Dellinger	1,021	--	--	7.34	02/14/2022	--	--	--	--
	400	1,600	--	15.24	07/26/2026	--	--	--	--
	--	1,000	--	24.49	07/31/2027	--	--	--	--

William Ronald	9,000	--	--	13.65	07/23/2025	250	$6,410	--	--
(Ron) DeBerry	2,500	--	--	15.24	07/26/2026	--	--	--	--

Terry M. Todd	--	--	--	--	--	10,000	$256,400	--	--

	--	2,400	--	13.65	07/23/2025	3,666	93,996	--	--
Gene	--	1,600	--	15.24	07/26/2026	--	--	--	--
Whittle	--	2,000	--	24.49	07/31/2027	--	--	--	--

	2,043	--	--	14.69	02/20/2018	6,000	153,840	--	--
John	2,553	--	--	14.69	06/22/2019	--	--	--	--
Wilson	1,600	2,400	--	13.65	07/23/2025	--	--	--	--
	400	1,600	--	15.24	07/26/2026	--	--	--	--
	--	1,000	--	24.49	07/31/2027	--	--	--	--

(1)	Based on closing price of $ 25.64 on 12/29/2017, which was the last trading day of the fiscal year.

Employment Agreements.

Messrs. Ard, Dellinger, and Todd have entered into employment agreements with Reliant Bancorp and/or Reliant Bank, each of which contain the following provisions, among others:

Severance on Termination by Employer without Cause or by Employee with Good Reason. For termination of each named executive officer by Reliant Bancorp without cause or by the named executive officer with good reason (as defined in the employment agreement), Reliant Bancorp and/or Reliant Bank, as applicable, will be required to pay a severance benefit equal to one times each such named executive officer’s annual base salary, payable over 12 months, and reimburse such executive officer for the reasonable cost of premium payments paid by the executive officer to continue then-existing health insurance coverage for 12 months.

Severance on Change of Control. If within 12 months following any change of control such named executive officer is terminated by Reliant Bancorp and/or Reliant Bank (or their successor(s)), as applicable, without cause or the executive officer terminates for cause resulting from a (A) material reduction in duties or responsibilities, (B) a material reduction in the executive officer’s salary, or (C) a change in the location of employment outside of a 75-mile radius from the executive officer’s primary office, the executive officer shall receive as liquidated damages a severance payment equal to one times the executive officer’s annual base salary in one lump sum payment. Additionally, Reliant Bancorp shall reimburse such named executive officer for the reasonable cost of premium payments paid by such named executive officer to continue then-existing health insurance coverage for 12 months.

DIRECTOR COMPENSATION

Non-employee members of the Reliant Bancorp and Reliant Bank boards of directors each receive a combined annual retainer of $20,000 for his or her service to the boards. In addition, non-employee members receive $1,000 for every Reliant Bancorp board meeting attended in excess of six meetings per year. During 2017, each non-employee member of the Reliant Bancorp board was granted 250 shares of restricted stock vesting 12 months from the date of grant. Additionally, the chair of the nominating and governance committee receives an annual retainer of $4,000, the chair of the audit committee receives an annual retainer of $12,000, and the chair of the compensation committee receives an annual retainer of $4,000. Each of the other voting members of the nominating and governance committee receives an annual retainer of $3,000. Each of the other voting members of the audit committee receives an annual retainer of $6,000, and each of the other voting members of the compensation committee receives an annual retainer of $3,000 for his or her committee service. Non-employee members of the executive committee receive $500 for each meeting attended. Executive officers serving on the boards or committees thereof are not compensated for board or committee service.

The table below includes fees payable to Reliant Bancorp board members who also serve on the Reliant Bank board and committees. The chair of Reliant Bank receives an annual retainer of $10,000, and all non-employee members of the Reliant Bank board receive $500 for every board meeting attended in excess of 12 meetings per year. Additionally, the non-employee voting members of Reliant Bank’s loan committee receive an annual retainer of $4,000. The non-employee voting members of Reliant Bank’s ALCO committee receive an annual retainer of $1,600. The non-employee voting members of the Reliant Bank compliance committee receive an annual retainer of $1,600.

The following is a summary of the compensation payable by Reliant Bancorp to its directors for the fiscal year ended 2017.

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Charles Trimble Beasley	$39,000	$6,122	--	--	--	--	$45,122
John Lewis Bourne	31,000	6,122	--	--	--	--	37,122
James Gilbert Hodges	30,000	6,122	--	--	--	--	36,122
Don Richard Sloan	24,000	6,122	--	--	--	--	30,122
Homayoun Aminmadani	35,400	6,122	--	--	--	--	41,522
Sharon Edwards	37,500	6,122	--	--	--	--	43,622
Farzin Ferdowsi	40,000	6,122	--	--	--	--	46,122
Darrell S. Freeman, Sr.	30,000	6,122	--	--	--	--	36,122
James R. Kelley	28,600	6,122	--	--	--	--	34,722
William R. DeBerry (3)	14,300	6,122					20,422

(1)	Directors Daniel, Holloway and Vest were appointed to the board of directors effective January 1, 2018, and accordingly, received no compensation during 2017.
(2)

All non-employee members of the Reliant Bancorp board of directors received a restricted stock award of 250 shares on July 31, 2017. The compensation figure presented reflects a grant date fair value of $24.49 per share.

(3)	Mr. DeBerry retired as the Reliant Bancorp Chief Executive Officer effective June 30, 2017, and began receiving fees as a non-employee member of the board of directors after his retirement.

2018 Director Compensation

The board of directors will receive the same compensation in 2018 under the compensation plan that was approved subsequent to the merger, subject to adjustment as the board sees fit in conjunction with the advice of the compensation committee and its independent consultant.

Certain Relationships and Related Transactions

We make loans and enter into other transactions in the ordinary course of business with our directors and officers and their affiliates. It is our policy that these loans and other transactions substantially be on the same terms (including price or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectability nor present other unfavorable features to us. Loans to individual directors and officers must also comply with our lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. Our policy is that all of our transactions with our affiliates will be on terms no less favorable to us than could be obtained from an unaffiliated third party and will be approved by a majority of disinterested directors or by our audit committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who beneficially own more than 10% of our common stock file with the SEC certain reports, and furnish copies thereof to us, with respect to each such person’s beneficial ownership of our equity securities. Based solely upon a review of the copies of the reports furnished to us and certain representations of these persons, all of these persons timely complied with the applicable reporting requirements.

ITEM TWO

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee of our board of directors has selected Maggart & Associates, P.C. as independent registered public accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2018. Maggart & Associates, P.C. has served as our independent registered public accountants since their appointment in 2006. A representative of Maggart & Associates, P.C. is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents the aggregate fees billed to Reliant Bancorp for professional services rendered by Maggart & Associates for the fiscal years ended December 31, 2016 and December 31, 2017.

Services	2016	2017

Audit Fees(1)	$163,650	$165,565

Audit Related Fees(2)	$--	$5,000

(1)

Audit fees are for professional services for the audit of the Company’s financial statements included in its annual report on Form 10-K, for the review of the Company’s financial statements included in its quarterly reports on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	$5,000 for merger-related services.

The charter of the audit committee provides that the duties and responsibilities of the audit committee include the pre-approval of all services that may be provided to Reliant Bancorp by the independent accountants whether or not related to the audit. In fiscal years 2017 and 2016, these fees described above were approved by the audit committee.

our Board of Directors recommends that the shareholders vote “FOR” the ratification of Maggart & Associates, P.C. as our independent registered public accountants for our fiscal year ending December 31, 2018.

ITEM THREE

ARTICLES OF AMENDMENT

Summary

The Reliant Bancorp board of directors is proposing an amendment to the Company’s charter which, if approved by our shareholders, will (i) declassify the board of directors and (ii) establish a majority vote standard for uncontested director elections. If our shareholders approve the proposed amendment to the charter, all directors elected after the annual meeting will be elected for one-year terms, and a nominee for director in an uncontested election will be elected if the number of votes cast “for” the nominee at the meeting of shareholders exceeds the number of votes cast “against” the nominee.

The complete text of the proposed Articles of Amendment to Reliant Bancorp, Inc. Amended and Restated Charter of Incorporation (which we refer to as the “amendment”) is included at Appendix A to this proxy statement. The following summary of the amendment is qualified in its entirety by reference to the text of the amendment. You are urged to read the amendment in its entirety.

Declassification of the Board of Directors

Our charter currently divides members of the board of directors into three classes, with each director serving until the date of the third annual meeting following the annual meeting at which the director was elected and until the director’s successor is duly elected and qualified. As a result, approximately one-third of the board of directors stands for election each year – an arrangement commonly known as a “classified” or “staggered” board.

Based on the board of director’s evaluation of the Company’s corporate governance practices and after due consideration of the interests of the Company and its shareholders, the board of directors has approved the proposed amendment, which will declassify the board of directors and establish annual terms for directors elected after the 2018 annual meeting.

The board of directors carefully considered the advantages of both classified and declassified board structures. A classified board of directors can promote continuity and enhance the stability of the board, encourage a long-term perspective on the part of directors and reduce a company’s vulnerability to coercive takeover tactics. The board of directors recognized these advantages but concluded that they were outweighed by the advantages of the shareholders’ ability to evaluate all directors annually. Consequently, the board of directors concluded that an amendment to the Company’s charter to declassify the board of directors is in the best interests of the Company and its shareholders.

If the Company’s shareholders approve the proposed amendment to the charter, the elimination of the classified structure of the board of directors will be phased in beginning with the 2019 annual meeting of shareholders, and all nominees for election as directors will be elected to serve for one-year terms beginning in 2019. During the phase-in period, the nominees for election as Class II directors at the 2019 annual meeting of shareholders will each be elected to serve for a one-year term expiring at the 2020 annual meeting, and the nominees for election as Class III directors at the 2020 annual meeting will be elected to serve for one-year terms expiring at the 2021 annual meeting. Beginning with the 2021 annual meeting, the board of directors will no longer be classified, and all director nominees will be elected for one-year terms. No term of an existing director will be shortened or otherwise modified as a result of adoption of the amendment.

If our shareholders do not approve the amendment, the board of directors will remain classified and directors will continue to be elected for three-year terms.

Majority Voting Standard for Board Elections

Under Tennessee law, directors are normally elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. A voting standard other than a plurality may only be used if it is specified in a corporation’s charter. In addition to declassifying the board as described above, the proposed amendment will also amend the Company’s charter so that a nominee for director in an uncontested election will be elected if the number of votes cast “for” the nominee exceeds the number of votes cast “against” the nominee. An “abstain” vote will have no effect on the outcome of the election, but will be counted for purposes of determining whether a quorum is present at a meeting of shareholders. For contested elections in which there are more director candidates than director positions to be elected, the voting standard will continue to be a plurality of votes cast.

Under Tennessee law, an incumbent director nominee who is not re-elected at a meeting of shareholders continues to serve on the board of directors until his or her successor is elected and qualified or until there is a decrease in the number of directors. The board of directors believes that it needs an orderly process to address the ongoing composition of the board of directors if one or more directors receive a majority of votes cast “against” their reelection. Accordingly, if the proposed amendment is adopted, the board of directors intends to maintain the Company’s existing majority voting/director resignation policy in the Corporate Governance Guidelines. The current policy requires any incumbent director nominee who receives more “against” or withheld votes than “for” votes in an uncontested director election to tender his or her resignation.

If the proposed amendment is approved, the majority vote standard would be applicable to the election of directors at the 2019 annual meeting of shareholders. In the event the shareholders do not approve this proposal, the charter will remain unchanged and director nominees in uncontested elections will continue to be elected by a plurality of the votes cast, but will be subject to the majority voting/director resignation policy in the Corporate Governance Guidelines.

Vote Required and Board Recommendation

The proposed amendment to declassify the board of directors and adopt a majority vote standard in director elections has been unanimously approved by the board of directors. The proposed amendment requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Contingent on the requisite number of shares voting in favor of this proposal, the board of directors has approved an amendment to the Company’s bylaws to similarly provide for the elimination of a classified board structure and to reflect the majority vote standard for director elections. If this proposal is not approved by the requisite vote of the Company’s shareholders, the amendment to the Company’s charter will not become effective, the board of directors will not be declassified, and directors will continue to be elected by a plurality of votes.

The board of directors recommends a vote “FOR” approval of the charter amendment proposal.

ITEM FOUR

RELIANT BANCORP, INC. 2018 EMPLOYEE STOCK PURCHASE PLAN

We are asking our shareholders to approve the adoption of the Reliant Bancorp Inc. 2018 Employee Stock Purchase Plan (the “employee stock purchase plan” or the “plan”).

The board believes that an employee stock purchase plan encourages the Company’s employees to acquire shares of common stock, thereby fostering broad alignment of employees’ interests with the interests of our shareholders. Additionally, the board has determined that a stock purchase plan fosters good employee relations, and provides the Company with an improved ability to recruit, retain, and reward employees in an extremely competitive environment. To provide this valuable element of the Company’s compensation program, the board recommends that the shareholders approve the employee stock purchase plan.

The board of directors adopted the employee stock purchase plan on March 27, 2018, subject to and effective as of receipt of shareholder approval of the employee stock purchase plan proposal at the annual meeting. The board believes that approval of the employee stock purchase plan is in the best interests of the Company and its shareholders.

If the shareholders approve the employee stock purchase plan proposal, the plan will become effective as of the date of the annual meeting, with the first offering period under the plan to commence on January 1, 2019 and to end on June 28, 2019 (the last trading day of June). If the shareholders do not approve the employee stock purchase plan proposal, the plan will not become effective.

Key Features of the Employee Stock Purchase Plan

As described further below, the employee stock purchase plan generally:

●	Reserves 200,000 shares of common stock for issuance pursuant to the employee stock purchase plan;
●

Unless otherwise determined by the Administrator, permits a participant to contribute a whole percentage up to 15% of his or her eligible compensation each pay period through after-tax payroll deductions;

●

Unless otherwise determined by the Administrator, establishes six-month offering periods commencing on the first trading day of January and July of each calendar year and ending on the last trading day of June and December, respectively;

●	Permits participants to purchase shares of common stock at up to a 15% discount; and
●

Limits the value of shares that a participant may accrue in a calendar year to $25,000 and, unless otherwise determined by the Administrator, the number of shares that a participant may purchase in an offering period to 2,500 shares of common stock.

Summary of Material Provisions of Employee Stock Purchase Plan

A summary of the material terms of the employee stock purchase plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the employee stock purchase plan, a copy of which is attached as Appendix B to this proxy statement and which is incorporated by reference into this plan description. We encourage shareholders to read and refer to the complete plan document in Appendix B for a more complete description of the plan.

Interpretation. The employee stock purchase plan and the options granted under the employee stock purchase plan are intended to satisfy the requirements for an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986 (the “Code”). Notwithstanding the foregoing, the Company is not obligated to, and is not promising that it will, maintain the qualified status of the employee stock purchase plan or any options granted thereunder. Options that do not satisfy the requirements for an “employee stock purchase plan” under Section 423 of the Code may be granted under the employee stock purchase plan pursuant to the rules, procedures, or sub-plans adopted by the Administrator for certain eligible employees.

Share Reserve. Subject to adjustment in connection with certain corporate transactions, the maximum number of shares of common stock that may be purchased under the employee stock purchase plan, consisting of authorized but unissued shares, will be 200,000 shares of common stock.

Administration. The employee stock purchase plan will be administered, at the Company’s expense, under the direction of the board of directors, the compensation committee, or any other committee designated by the board from time to time (any such entity, the “Administrator”). The Administrator will have the authority to take any actions it deems necessary or advisable for the administration of the employee stock purchase plan, including, without limitation, (i) interpreting and construing the employee stock purchase plan and options granted thereunder, (ii) prescribing, adopting, amending, waiving, and rescinding rules and regulations it deems appropriate to implement the employee stock purchase plan, (iii) correcting any defect or supplying any omission or reconciling any inconsistency in the employee stock purchase plan or options granted thereunder, (iv) establishing the timing and length of offering periods, (v) establishing minimum and maximum contribution rates, and (vi) establishing new or changing existing limits on the number of shares of common stock a participant may elect to purchase with respect to any offering period. The Administrator’s determinations will be final and binding upon all persons.

Eligibility. Generally, natural persons who are employees of the Company or any subsidiary of the Company designated by the Administrator from time to time may be eligible to participate in the plan. But, the following employees are ineligible to participate in the employee stock purchase plan: (i) employees whose customary employment is 20 hours or less per week; (ii) employees whose customary employment is for not more than five months in any calendar year; and (iii) employees who, after exercising their options to purchase common stock under the employee stock purchase plan, would own, directly or indirectly, shares of common stock (including shares that may be acquired under any outstanding options under the employee stock purchase plan) representing five percent or more of the total combined voting power of all classes of the Company’s stock.

Notwithstanding the foregoing, for purposes of an offering under the employee stock purchase plan that is not intended to satisfy the requirements of Section 423 of the Code, the Administrator will have the authority to establish a different definition of eligible employee as it may deem advisable or necessary. In addition, the Administrator may determine that highly compensated employees (within the meaning of Section 414(q) of the Code) will not be eligible to participate in an offering period.

Participation Election. An eligible employee may become a participant for an offering period under the plan by completing and submitting an enrollment form to the Company or its designee, in the format and pursuant to the process as prescribed by the Administrator, during the enrollment period prior to the offering period to which it relates. Such enrollment form will authorize the Company to make after-tax payroll deductions up to 15% of the participant’s eligible compensation on each pay period following enrollment in the offering period under the employee stock purchase plan. The Administrator will credit the deductions or contributions to the participant’s account under the employee stock purchase plan.

Subject to certain exceptions, a participant may cease his or her contributions during an offering period by properly completing and timely submitting a new enrollment form at any time prior to the last day of such offering period. A participant may increase or decrease his or her contributions to take effect for the next offering period, by properly completing and timely submitting a new enrollment form.

Once an eligible employee becomes a participant in the employee stock purchase plan, the participant will automatically be re-enrolled in the next offering period until such time as the participant ceases his or her employment relationship with the Company or its affiliate for any reason or is no longer eligible to participate in the employee stock purchase plan or a specific offering period under the employee stock purchase plan.

Offering Periods. The Administrator will determine the length and duration of the periods during which contributions will accumulate to purchase shares of common stock, which period will not exceed 27 months. Each of these periods is known as an “offering period.” Unless otherwise established by the Administrator prior to the start of an Offering Period, the employee stock purchase plan will have two six-month offering periods commencing on the first trading day of January and July of each calendar year and ending on the last trading day of June and December, respectively.

Purchase Price. The Administrator will determine from time to time the purchase price per share of common stock under the employee stock purchase plan for an offering period. Unless otherwise determined by the Administrator before the start of an offering period, the purchase price per share of common stock under the employee stock purchase plan will be (and may not be less than) 85% of the lesser of the closing price of our common stock on (i) the first trading day of the relevant offering period or (ii) the last trading day of the relevant offering period.

Purchase of Shares. On the last trading day of the offering period, unless a participant’s participation in the employee stock purchase plan has otherwise been terminated, a participant is deemed to automatically exercise his or her option to purchase the maximum number of whole shares of common stock that may be purchased at the purchase price with the participant’s account balance at that time, adjusted as necessary in accordance with the terms of the employee stock purchase plan. The Administrator will cause the amount credited to each participant’s account to be applied to such purchase, and the amount applied to purchase shares of common stock pursuant to an option will be deducted from the applicable participant’s account.

Purchase Limitations. No participant may be granted an option to purchase shares of common stock under the employee stock purchase plan and under all other “employee stock purchase plans” of the Company and its subsidiaries which permits the participant’s right to purchase shares to accrue at a rate in excess of $25,000 for each calendar year in which the options are outstanding, determined as of the first trading day of the offering period. In addition, no participant may purchase more than 2,500 shares of common stock in any one offering period; provided, however, that prior to the start of an offering period, the Administrator may impose a different limit on the number of shares of common stock a participant may purchase during the offering period. The fair market value for this purpose will be equal to the closing price per share as reported on the Nasdaq Capital Market

If the Administrator determines that the total number of shares of common stock remaining available under the employee stock purchase plan is insufficient to permit all participants to exercise their options to purchase shares, the Administrator will make a participation adjustment and proportionately and uniformly reduce the number of shares purchasable by all participants. After such adjustment, the Administrator will refund in cash all affected participants’ account balances for such offering period as soon as practicable thereafter.

Termination of Participation. If a participant’s employment relationship terminates for any reason other than death prior to the last trading day of the offering period, then participant’s outstanding options to purchase shares of common stock will automatically terminate, and the Administrator will refund in cash the participant’s account balance as soon as practicable thereafter.

If a participant is no longer eligible to participate in the employee stock purchase plan for any reason, the Administrator will refund in cash the affected participant’s account balance as soon as practicable thereafter. Once terminated, participation may not be reinstated for the then-current offering period, but, if otherwise eligible, the eligible employee may elect to participate in a subsequent offering period.

Shareholder Rights. A participant will not be a shareholder or have any rights as a shareholder with respect to shares of common stock subject to the participant’s options under the employee stock purchase plan until the shares of common stock are purchased pursuant to the options and such shares of common stock are transferred into the participant’s name on the Company’s books and records. No adjustment will be made for dividends or other rights for which the record date is prior to such time. Following purchase and transfer of shares of common stock into the participant’s name on the Company’s books and records, a participant will become a shareholder with respect to the shares of common stock purchased and will thereupon have all dividend, voting, and other ownership rights incident thereto.

Transferability. A participant’s options to purchase shares of common stock under the employee stock purchase plan may not be pledged, assigned, or transferred in any manner, whether voluntarily, by operation of law, or otherwise. If a participant pledges, assigns, or transfers his or her options to purchase shares of common stock in violation of the employee stock purchase plan, such options will immediately terminate and the participant will immediately receive a refund of the amount then credited to the participant’s account. Any payment of cash or issuance of shares of common stock under the employee stock purchase plan may be made only to the participant (or, in the event of the participant’s death, to the participant’s estate or beneficiary or beneficiaries most recently designated by the participant prior to his or her death). During a participant’s lifetime, only such participant may exercise his or her options to purchase shares of common stock under the employee stock purchase plan.

Term. If approved by the Company’s shareholders at the annual meeting, the employee stock purchase plan will become effective as of the date of the annual meeting. The employee stock purchase plan will terminate on the earliest of (i) the day before the 10th anniversary of the date of adoption of the employee stock purchase plan by the Board, (ii) the date on which all shares of common stock reserved for issuance under the employee stock purchase plan have been issued, (iii) the date the employee stock purchase plan is terminated in connection with certain corporate transactions set forth above, and (iv) the date the Administrator terminates the employee stock purchase plan.

Amendment, Suspension, or Termination. The Administrator may, at any time and from time to time, amend, suspend, or terminate the employee stock purchase plan or an offering period under the employee stock purchase plan; provided, however, that no amendment, suspension, or termination will, without the consent of the participant, materially impair any then-vested rights of a participant. The effectiveness of any amendment to the employee stock purchase plan shall be contingent on approval of such amendment by the Company’s shareholders to the extent provided by the Board or required by applicable law.

The board of directors recommends a vote “FOR” approval of employee stock purchase plan proposal.

OTHER MATTERS

We know of no other matters to be submitted to the shareholders at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our board of directors may recommend, or, in the absence of a recommendation, as such persons deem advisable. Discretionary authority with respect to such matters is granted by execution of the enclosed proxy.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
FOR 2018 ANNUAL MEETING

Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in our proxy statement and form of proxy for our next annual meeting must submit their proposals so that they are received by us at our principal executive offices, addressed to our Corporate Secretary, no later than December 11, 2018.

Although information received after such date will not be included in the proxy materials sent to shareholders, a shareholder proposal may still be presented at the annual meeting if such proposal complies with the Company’s bylaws. In accordance with our bylaws, shareholder proposals may be brought before an annual meeting only if such proposal is made pursuant to written notice timely given to the Company’s Corporate Secretary accompanied by certain information required by our bylaws. To be timely, a shareholders’ written notice must be received by the Company no earlier than 120 days and no later than 90 days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date, then to be timely such notice must be received by the Company no earlier than 120 days prior to such annual meeting and no later than the later of 90 days prior to the date of the meeting. For shareholder proposals for the 2019 annual meeting of shareholders, written notice must be received between January 17, 2019 and February 16, 2019.

ANNUAL REPORT

A copy of our annual report for our fiscal year ended December 31, 2017 has been mailed concurrently with this proxy statement to all shareholders entitled to notice of and to vote at the annual meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

FORM 10-K

We filed an annual report on Form 10-K with the SEC on March 16, 2018. Shareholders may obtain a copy of our annual report, including any amendments thereto, without charge, by writing to our Corporate Secretary at our principal executive offices, located at 1736 Carothers Parkway, Suite 100, Brentwood, Tennessee 37027.

Appendix A

Articles of Amendment

[see attached]

ARTICLES OF AMENDMENT

TO

AMENDED AND RESTATED CHARTER

OF

RELIANT BANCORP, INC.

Pursuant to and in accordance with applicable provisions of the Tennessee Business Corporation Act, Tennessee Code Annotated § 48-11-101 et seq., the undersigned corporation adopts the following articles of amendment to its amended and restated charter, as previously amended:

1.           The name of the corporation is Reliant Bancorp, Inc.

2.           The amended and restated charter of the corporation, as previously amended, is hereby amended by deleting current Section 7 thereof in its entirety and replacing it with the following:

Section 7. Terms of Directors; Voting for Directors.

(a)     The classification of the Board of Directors of the Company into three classes shall be phased out beginning at the 2018 annual meeting of Company shareholders in accordance with the terms of this Section 7(a). Prior to the 2018 annual meeting of Company shareholders, the terms of the directors of the Company shall be staggered by dividing the total number of directors into three classes, designated as Class I, Class II, and Class III, with the number of directors in each class to be as equal in number as possible. Each director elected prior to the 2018 annual meeting of Company shareholders shall serve for the full term for which such director was elected and until the election and qualification of his or her successor, subject, however, to his or her earlier death, retirement, resignation, or removal from office. At the 2018 annual meeting of Company shareholders, (i) Class I directors (including any Class I directors elected by the Board of Directors since the 2017 annual meeting of Company shareholders to fill a vacancy who are up for election at the 2018 annual meeting of Company shareholders) shall be elected for a term expiring at the next annual meeting of shareholders of the Company, (ii) any Class II directors elected by the Board of Directors since the 2017 annual meeting of Company shareholders to fill a vacancy who are up for election at the 2018 annual meeting of Company shareholders shall be elected for a term expiring at the 2019 annual meeting of Company shareholders, and (iii) any Class III directors elected by the Board of Directors since the 2017 annual meeting of Company shareholders to fill a vacancy who are up for election at the 2018 annual meeting of Company shareholders shall be elected for a term expiring at the 2020 annual meeting of Company shareholders, provided in each case that the term of each such director shall continue until the election and qualification of his or her successor and shall be subject to such director’s earlier death, retirement, resignation, or removal from office. At each annual meeting of Company shareholders following the 2018 annual meeting, directors shall be elected for terms expiring at the next annual meeting of shareholders of the Company, provided that the term of each such director shall continue until the election and qualification of his or her successor and shall be subject to the director’s earlier death, retirement, resignation, or removal from office. Commencing with the 2020 annual meeting of Company shareholders, the classification of the Company’s Board of Directors into three classes will be fully phased out and all directors shall be elected at each annual meeting of Company shareholders for terms expiring at the annual meeting of Company shareholders next following their election.

(b)     Prior to the 2019 annual meeting of Company shareholders, directors shall be elected by a plurality of the votes cast by shares entitled to vote in the election at a meeting at which a quorum is present. Commencing at the 2019 annual meeting of Company shareholders, and thereafter, a nominee for director shall be elected to the Board of Directors only if a majority of the votes cast with respect to the nominee are in favor of the nominee’s election, except that, if the number of nominees for director exceeds the number of directors to be elected, directors shall instead be elected by a plurality of the votes cast by shares entitled to vote in the election at a meeting at which a quorum is present.

3.           The foregoing amendment(s) to the amended and restated charter of the corporation, as previously amended, were duly adopted by the board of directors of the corporation on March 26, 2018, and by the shareholders of the corporation on May 17, 2018.

4.           These articles of amendment shall be effective on the date and at the time filed by the Tennessee Secretary of State.

Dated this 17th day of May, 2018.

RELIANT BANCORP, INC.

By:
DeVan D. Ard, Jr.
President and Chief Executive Officer

Appendix B

Reliant Bancorp, Inc. Employee Stock Purchase Plan

[see attached]

RELIANT BANCORP, INC.

2018 EMPLOYEE STOCK PURCHASE PLAN

1.        Purpose. The purpose of the Plan is to provide employees of the Company and its Subsidiaries with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for the Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the Plan will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

2.        Definitions.

(a)       “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 19.

(b)       “Applicable Laws” means the requirements relating to the administration of equity-based awards and the related issuance of shares of Common Stock under U.S. state corporate laws, U.S. federal and state securities laws, the Code, and any stock exchange or quotation system on which the Common Stock is listed or quoted.

(c)       “Board” means the Board of Directors of the Company.

(d)       “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(e)       “Committee” means the Compensation Committee of the Board, or such other committee of the Board as the Board may designate from time to time.

(f)       “Common Stock” means the common stock, par value $1.00 per share, of the Company.

(g)       “Company” means Reliant Bancorp, Inc., a Tennessee corporation, or any successor thereto.

(h)       “Compensation” means, for any Eligible Employee, for any Offering Period, the Participant’s total cash compensation received during the respective period, including salary and commissions where applicable, and bonuses or cash incentive awards that pay out during the Offering Period; provided, however, that Compensation does not include (i) any cash payments in settlement of units granted under the Equity Incentive Plans, or (ii) items such as non-cash compensation, reimbursement of moving, travel, trade or business expenses, or cash payments in lieu of vacation, sick or personal days.

(i)       “Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.

(j)       “Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.

(k)       “Designated Company” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. As of the Effective Date, the Company and Reliant Bank are Designated Companies.

(l)       “Designated Percent” means the percentage of Fair Market Value determined by the Administrator for purposes of determining the Purchase Price.

(m)       “Effective Date” means the date as of which this Plan is adopted by the Board, subject to the Plan obtaining shareholder approval in accordance with Section 20(k) hereof.

(l)       “Eligible Employee” means any individual who is an employee providing services to the Company or a Designated Company and is customarily employed for at least 20 hours per week and more than five months in any calendar year by the Employer. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws. Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three months and one day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), or (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose employees are participating in that Offering. Each exclusion shall be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii).

(m)       “Employer” means the employer of the applicable Eligible Employee(s).

(n)       “Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.

(o)       “Equity Incentive Plans” means: (i) Commerce Union Bancshares, Inc. Amended and Restated Stock Option Plan, (ii) Commerce Union Bancshares, Inc. 2015 Equity Incentive Plan; and (iii) such other equity compensation plans as may be adopted by the Board and/or shareholders of the Company during the term of the Plan.

(p)       “ESPP Share Account” means an account into which Common Stock purchased with Contributions at the end of an Offering Period are held on behalf of a Participant.

(q)       “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(r)       “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the closing sales price for the Common Stock as quoted on the Nasdaq Stock Market LLC on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable. Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend or holiday, the Fair Market Value will be the price as determined in accordance with the above on the immediately preceding business day, unless otherwise determined by the Administrator.

(s)       “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4.

(t)       “Offering Date” means the first Trading Day of each Offering Period.

(u)       “Offering Period” or “Offering Periods” means the approximately six-month period or periods beginning on the first Trading Day on or after January 1 and July 1 of each year. The duration and timing of Offering Periods may be changed pursuant to Section 4.

(v)       “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(w)       “Participant” means an Eligible Employee who is actively participating in the Plan.

(x)       “Plan” means this Reliant Bancorp, Inc. Employee Stock Purchase Plan.

(y)       “Purchase Date” means the last Trading Day of the Offering Period.

(z)       “Purchase Price” means the Designated Percent of the Fair Market Value of a share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower. Unless otherwise determined by the Administrator, the Designated Percent for purposes of the foregoing sentence is 85%. The Administrator may change the Designated Percent for any Offering Period but in no event shall the Designated Percent be less than 85%.

(aa)     “Securities Act” means the Securities Act of 1933, as amended from time to time.

(bb)     “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(cc)     “Trading Day” means a day on which the Nasdaq Stock Market, LLC is open for trading.

(dd)     “U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3.        Eligibility. Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 423 of the Code.

Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan if (i) immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and/or any Subsidiary to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.

4.        Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1 and July 1 of each year, or on such other date as the Administrator will determine. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offering Periods without shareholder approval. Any such change shall be announced prior to the scheduled beginning of the first Offering Period to be affected thereafter. Notwithstanding anything in the Plan to the contrary, no Offering Period may last more than 27 months.

5.        Participation.

(a)       Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company, in accordance with the enrollment procedures established by the Administrator. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions from his or her pay check in an amount equal to at least 1%, but not more than 15% of his or her Compensation on each pay day occurring during an Offering Period (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins). Payroll deductions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the Purchase Date. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Administrator, a Participant may not make any separate contributions or payments to the Plan.

(b)       Election Changes. During an Offering Period, a Participant may decrease (but not increase) his or her rate of payroll deductions applicable to such Offering Period. To make such a change, the Participant must submit a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen days before the Purchase Date, or such other date as the Administrator may determine. A Participant may decrease or increase his or her rate of payroll deductions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen days before the start of the next Offering Period.

(c)       Automatic Re-enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless the Participant (i) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 5(b), (ii) withdraws from the Plan in accordance with Section 10, or (iii) terminates employment or otherwise becomes ineligible to participate in the Plan.

7.        Grant of Option. On each Offering Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price; provided, however, that in no event shall any Participant purchase more than 2,500 shares of Common Stock during an Offering Period (subject to adjustment in accordance with Section 18 and the limitations set forth in Section 13 of the Plan).

8.        Exercise of Option/Purchase of Shares. A Participant’s option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of whole shares that can be purchased with the amounts in the Participant’s notional account. No fractional shares may be purchased but notional fractional shares of Common Stock will be allocated to the Participant’s ESPP Share Account to be aggregated with other notional fractional shares of Common Stock on future Purchase Dates, subject to earlier withdrawal by the Participant in accordance with Section 10 or termination of employment in accordance with Section 11.

9.        Delivery; Holding Period. As soon as reasonably practicable after each Purchase Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the Common Stock purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other rights as a shareholder with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.

10.      Withdrawal.

(a)       Withdrawal Procedure. A Participant may withdraw all but not less than all the Contributions credited to his or her notional account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure determined by the Administrator. All of the Participant’s Contributions credited to his or her notional account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b)       Effect on Succeeding Offering Periods. A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

11.      Termination of Employment. Upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, which in either case occurs at least 30 days before the Purchase Date, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 17, and such Participant’s option will be automatically terminated. Unless determined otherwise by the Administrator in a manner that is permitted by, and compliant with, Section 423 of the Code, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company shall not be treated as terminated under the Plan.

12.      Interest. No interest will accrue on the Contributions of a participant in the Plan.

13.      Common Stock Reserved for Plan.

(a)       Number of Shares. Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 200,000 shares of Common Stock.

(b)       Over-subscribed Offerings. The number of shares of Common Stock which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No option granted under the Plan shall permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering would exceed the total number of shares of Common Stock remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.

14.      Transferability. No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an option or any rights to receive Common Stock hereunder may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 17 hereof) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.

15.      Application of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by Applicable Laws, and the Company shall not be required to segregate such Contributions.

16.      Statements. Participants will be provided with statements at least annually which shall set forth the Contributions made by the Participant to the Plan, the Purchase Price of any shares of Common Stock purchased, the number of shares of Common Stock purchased, and any Contributions remaining in the Participant’s notional account.

17.      Designation of Beneficiary. A Participant may file, on forms supplied by the Administrator, a written designation of beneficiary who is to receive any shares of Common Stock and cash in respect of any fractional shares of Common Stock, if any, from the Participant’s ESPP Share Account under the Plan in the event of such Participant’s death. In addition, a Participant may file a written designation of beneficiary who is to receive any cash withheld through payroll deductions and credited to the Participant’s notional account in the event of the Participant’s death prior to the Purchase Date of an Offering Period.

18.      Adjustments Upon Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions.

(a)       Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Administrator will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding option under the Plan, and the numerical limits of Section 7 and Section 13.

(b)       Dissolution or Liquidation. Unless otherwise determined by the Administrator, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.

(c)       Corporate Transaction. In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Offering Period with respect to which the option relates will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the Corporate Transaction. Prior to the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.

19.      Administration. Unless otherwise designated by the Board, the Committee shall serve as the Administrator. The Administrator will have full and exclusive discretionary authority to construe, interpret, and apply the terms of the Plan, to designate separate Offerings under the Plan, to designate Subsidiaries as participating in the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. All expenses of administering the Plan shall be borne by the Company. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

20.      General Provisions.

(a)       Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges.

(b)       No Right to Continued Employment. Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.

(c)       Rights as Shareholder. A Participant will become a shareholder with respect to the shares of Common Stock that are purchased pursuant to options granted under the Plan when the shares are transferred to the Participant’s ESPP Share Account. A Participant will have no rights as a shareholder with respect to shares of Common Stock for which an election to participate in an Offering Period has been made until such Participant becomes a shareholder as provided above.

(d)      Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.

(e)       Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

(f)       Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all Applicable Laws. Common Stock shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the shares may then be listed.

(g)       Notice of Disqualifying Dispositions. Each Participant shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of an option acquired under the Plan, if such disposition or transfer is made within two years after the Offering Date or within one year after the Purchase Date.

(h)       Term of Plan. The Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 20(i), shall have a term of 10 years.

(i)        Amendment or Termination. The Administrator may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason. If the Plan is terminated, the Administrator may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Section 18). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable

(j)       Applicable Law. The laws of the State of Tennessee shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.

(k)       Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board.

(l)        Section 423. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code.

(m)      Withholding. To the extent required by applicable federal, state, or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

(n)       Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

(o)       Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

(p)

RELIANT BANCORP, INC.
1736 CAROTHERS PKWY., SUITE 100
BRENTWOOD, TN 37027-8167

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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E43998-P08121

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DETACH AND RETURN THIS PORTION ONLY

RELIANT BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. DeVan D. Ard, Jr. as a **Class I Director** to serve until the 2021 annual meeting	☐	☐	☐
1b. William Ronald DeBerry as a **Class I Director** to serve until the 2021 annual meeting	☐	☐	☐
1c. Sharon H. Edwards as a **Class I Director** to serve until the 2021 annual meeting	☐	☐	☐
1d. Farzin Ferdowsi as a **Class I Director** to serve until the 2021 annual meeting	☐	☐	☐
1e. Ruskin (Rusty) A. Vest as a **Class I Director** to serve until the 2021 annual meeting	☐	☐	☐
1f. Robert E. (Brown) Daniel as a **Class II Director** to serve until the 2019 annual meeting	☐	☐	☐
1g. Louis E. Holloway as a **Class II Director** to serve until the 2019 annual meeting	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
2. To ratify the Audit Committee's selection of Maggart & Associates, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐
3. To vote on an amendment to our charter to declassify our board of directors and to provide for a majority voting standard in the election of directors in uncontested elections.	☐	☐	☐
4. To vote upon a proposal to adopt the Reliant Bancorp, Inc. Employee Stock Purchase Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

E43999-P08121

RELIANT BANCORP, INC.
Annual Meeting of Shareholders
May 17, 2018 5:00 p.m.
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) DeVan D. Ard, Jr. and J. Dan Dellinger as proxies. This appointment applies to each of them separately, allows them to appoint substitutes as needed, and allows them to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Reliant Bancorp, Inc. that the shareholder(s) is/are entitled to vote at the annual meeting of shareholders to be held at 5:00 p.m., local time, on May 17, 2018, at the Tennessee Bankers Association headquarters, located at 211 Athens Way, Nashville, Tennessee 37228, and any adjournment or postponement of the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side